                      ASSIGNMENT AND MODIFICATION AGREEMENT

         THIS ASSIGNMENT AND MODIFICATION AGREEMENT (this "Agreement") dated as of the 3rd day of August, 1998, is made by and among EL CONQUISTADOR PARTNERSHIP L.P., a Delaware limited partnership ("Owner"), CITICORP REAL ESTATE, INC., a Delaware corporation ("CRE"), BANCO POPULAR DE PUERTO RICO, a banking corporation organized and existing under the laws of the Commonwealth of Puerto Rico, as trustee ("Trustee"), PUERTO RICO INDUSTRIAL, MEDICAL, EDUCATIONAL AND ENVIRONMENTAL POLLUTION CONTROL FACILITIES FINANCING AUTHORITY, a public corporation and government instrumentality created pursuant to the laws of the Commonwealth of Puerto Rico ("Authority"), and THE BANK OF TOKYO-MITSUBISHI, LTD. (formerly known as The Mitsubishi Bank, Limited), a Japanese banking corporation acting through its New York Branch ("BTM").

                                R E C I T A L S:

         WHEREAS, pursuant to the terms of that certain Trust Agreement dated as of February 7, 1991 (as heretofore supplemented and amended, the "Indenture"), by and between the Authority and the Trustee and that certain Loan Agreement dated as of February 7, 1991 (as heretofore amended, the "Loan Agreement"), by and between the Authority and the Owner, the Authority issued (i) its Industrial Revenue Bonds, 1991 Series A (El Conquistador Resort Project), (the "Series A Bonds"), (ii) its Convertible Industrial Revenue Bonds, 1991 Series B (El Conquistador Resort Project), (the "Series B Bonds"), and (iii) its Industrial Revenue Bonds, 1991 Series C (El Conquistador Resort Project), (the "Series C Bonds"), in the aggregate principal amount of $120,000,000 (the Series A Bonds, Series B Bonds and Series C Bonds being hereinafter referred to collectively as the "Bonds"), and loaned the proceeds derived from the sale of the Bonds to the Owner (the "Loan") to finance all or a portion of the cost of the Owner's acquisition, construction and equipping of that certain first-class destination resort hotel and related facilities located in the Las Croabas area of Fajardo, Puerto Rico and known as the El Conquistador Resort and Country Club and more particularly described on Exhibit A attached hereto and made a part hereof (the "Project"); and

         WHEREAS, as a condition precedent to the issuance of the Bonds and the making of the Loan to the Owner, the Authority required that the Owner deliver or cause to be delivered to the Trustee, for the benefit of the holders of the Bonds, an irrevocable, transferable letter of credit to secure the payment of the principal of, and interest on, the Bonds and to provide for the payment of the purchase price thereof in accordance with the terms of the Indenture; and

         WHEREAS, BTM issued its irrevocable letter of credit to the Trustee, for the account of Owner (said letter of credit, as heretofore modified, amended or substituted, the "Letter of Credit"), upon and subject to the terms, provisions and conditions set forth in that certain Letter of Credit and Reimbursement Agreement dated as of February 7, 1991 by and between BTM and the Owner (as heretofore modified and amended, the "Reimbursement Agreement"); and

         WHEREAS, the obligations of the Owner under the Reimbursement Agreement, the Loan Agreement, the Mortgage Note, dated May 4, 1992, made by the Owner and payable to bearer, in the principal amount of $100,000 and each of the four Mortgage Notes, dated February 7, 1991 made by the Owner and payable to the Authority, in the respective principal amounts of $120,000,000, $6,612,000, $20,000,000 and $2,000,000 (as heretofore endorsed, modified, supplemented and/or amended being hereinafter sometimes referred to collectively as the "Notes"), are secured by, among other things, (a) that certain first mortgage made by the Owner by Deed of Mortgage Number One executed in San Juan on February 7, 1991 before Notary Public Leonor M. Aguilar-Guerrero (as heretofore modified, supplemented and/or amended the "Fee Mortgage"), (b) that certain first leasehold mortgage made by the Owner by Deed of Leasehold Mortgage, Number Two executed in San Juan on February 7, 1991 before Notary Public Leonor M. Aguilar-Guerrero (as heretofore modified, supplemented and/or amended, the "Leasehold Mortgage"), (c) that certain Collateral Pledge Agreement, dated as of February 7, 1991, made by the Owner in favor of the Authority and BTM (as heretofore modified, supplemented and/or amended, the "Collateral Pledge Agreement"), (d) that certain Assignment of Contracts Agreement dated as of February 7, 1991, made by the Owner in favor of BTM (as heretofore modified, supplemented and/or amended, the "Assignment of Contracts Agreement"), (e) that certain Assignment of Management Agreement dated as of February 7, 1991, made by the Owner in favor of BTM (as heretofore modified, supplemented and/or amended, the "Assignment of Management Agreement"), (f) that certain Assignment of Accounts Receivable Agreement dated as of February 7, 1991, made by the Owner in favor of BTM (as heretofore modified, supplemented and/or amended, the "Assignment of Accounts Receivable Agreement"), (g) that certain Pledge and Security Agreement dated as of February 7, 1991, made by the Owner in favor of BTM (as heretofore modified, supplemented and/or amended, the "Pledge and Security Agreement"), (h) that certain Management Agreement Subordination and Attornment Agreement dated as of February 7, 1991, between Williams Hospitality Management Corporation and BTM (as heretofore modified, supplemented and/or amended, the "Management Subordination Agreement"), (i) that certain Assignment of Contracts Agreement dated as of May 5, 1992 made by the Owner in favor of BTM (as heretofore modified, supplemented and/or amended, the "Second Assignment of Contracts Agreement"), (j) that certain Collateral Pledge Agreement dated as of May 4, 1992 made by the Owner in favor of BTM (as heretofore modified, supplemented and/or amended, the "Second Collateral Pledge Agreement"), (k) that certain first mortgage made by the Owner by Deed of Mortgage Number Thirty- Two executed in San Juan on May 4, 1992 before Notary Public Juan Antonio Aquino Barrera (as heretofore modified, supplemented and/or amended the "Second Fee Mortgage"), (the Reimbursement Agreement, Notes, Fee Mortgage, Leasehold Mortgage, Collateral Pledge Agreement, Assignment of Contracts, Assignment of Management Agreement, Assignment of Accounts Receivable Agreement, Pledge and Security Agreement, Management Subordination Agreement, Second Assignment of Contracts Agreement, Second Collateral Pledge Agreement, Second Fee Mortgage and all other notes, mortgages, deeds of trust, assignments, guaranties, indemnities, documents, instruments, agreements and certificates executed or delivered in connection therewith and/or evidencing or securing, directly or indirectly, the Owner's obligations thereunder, including, without limitation, each of the documents set forth on Exhibit B attached hereto and made a part hereof, each as heretofore modified, supplemented and/or amended, being hereinafter sometimes referred to collectively as the "L/C Documents"); and

         WHEREAS, on August 3, 1998, BTM honored a principal drawing on the Letter of Credit made by the Trustee in the amount of $120,000,000, which amount the Trustee has applied or are available for application to the payment of the principal of the Bonds; and

         WHEREAS, as of August 3, 1998, all of the outstanding Bonds have been called for redemption in accordance with the terms of the Indenture from funds drawn by the Trustee under the Letter of Credit; and

         WHEREAS, on and as of August 3, 1998, all of the Bonds have been paid in full (or provision has been made for such payment in accordance with the terms of the Indenture), and, as a result, the Letter of Credit has expired in accordance with its terms and has been surrendered by the Trustee to BTM for cancellation; and

         WHEREAS, pursuant to the terms of the Reimbursement Agreement, Owner is obligated to immediately reimburse BTM for the full amount drawn under the Letter of Credit on August 3, 1998; and

         WHEREAS, as of the Effective Date (as hereinafter defined), the Owner has paid to BTM $30,000,000 in partial reimbursement for the principal draw on the Letter of Credit; and

         WHEREAS, after the application of such payments made by the Owner to BTM, the unreimbursed portion of the August 3, 1998 principal draw on the Letter of Credit in the amount of $90,000,000, together with interest thereon as provided in the Reimbursement Agreement (the "Reimbursement Amount") remains outstanding under the Reimbursement Agreement and the Owner is currently obligated under the terms of the Reimbursement Agreement to immediately pay the Reimbursement Amount to BTM; and

         WHEREAS, CRE desires to purchase from BTM all of BTM's right, title and interest in, to and under the Reimbursement Agreement and each of the other L/C Documents including, without limitation, the right to receive immediate payment of the Reimbursement Amount from the Owner; and

         WHEREAS, BTM desires to sell to CRE all of BTM's right, title and interest in, to and under the Reimbursement Agreement and each of the other L/C Documents including, without limitation, the right to receive immediate payment of the Reimbursement Amount from the Owner; and

         WHEREAS, after the assignment of all of BTM's right, title and interest in, to and under the Reimbursement Agreement and each of the other L/C Documents to CRE, the Owner and CRE desire to amend the Reimbursement Agreement and each of the other L/C Documents as set forth herein;

         WHEREAS, the Owner has requested that CRE extend the term for payment of the Reimbursement Amount and modify and amend certain terms and conditions of the Reimbursement Agreement and the L/C Documents, and CRE is willing to extend the term for payment of the Reimbursement Amount and to make such modifications and amendments upon the terms, provisions and conditions hereinafter set forth;

         WHEREAS, as a condition to extending the term for payment of the Reimbursement Amount and making the other modifications to the Reimbursement Agreement and the other L/C Documents, CRE has required, among other things, that the Owner execute and deliver, or cause to be executed and delivered, each of the documents, instruments and agreements set forth on Exhibit C attached hereto and made a part hereof (collectively, the "Additional Security Documents") to additionally evidence and/or secure the obligations of the Owner under the Reimbursement Agreement and each of the other L/C Documents, as assigned and amended hereby;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         1. Recitals. The recitals set forth herein are true and accurate and are incorporated herein by reference.

         2. Definitions. All initially capitalized terms used herein, unless otherwise specifically defined herein, shall have the meanings assigned to such terms in the Reimbursement Agreement, as assigned and modified hereby.

         3. Assignment. (a) BTM hereby grants, bargains, sells, conveys, assigns, transfers and sets over to CRE, its successors and assigns, all of BTM's right, title and interest in, to and under the Reimbursement Agreement and each of the other L/C Documents, without recourse and except as set forth herein, without representation or warranty.

         (b) The Authority hereby grants, bargains, sells, conveys, assigns, transfers and sets over to CRE, its successors and assigns, all of the Authority's rights, title, interests and benefits in, to and under the Indenture, the Loan Agreement and each of the L/C Documents, without recourse, representation or warranty except as set forth herein.

         (c) The Trustee hereby grants, bargains, sells, conveys, assigns, transfers and sets over to CRE, its successors and assigns, the Trust Estate (as defined in the Indenture) pursuant to the provisions of Section 1301 of the Indenture, together with all of the Trustee's rights, title, interests and benefits in, to and under the Loan Agreement and each of the L/C Documents, without recourse, representation or warranty except as set forth herein except for its rights to indemnification, payment of its expenses and related rights arising under Section 4.05 and 4.06 of the Loan Agreement.

         4. Acceptance of Assignment.

         (a) The Owner hereby expressly and unconditionally acknowledges and consents (to the extent that such acknowledgement or consent is required) to the assignment from BTM to CRE of all of BTM's right, title and interest in, to and under the Reimbursement Agreement and each of the other L/C Documents, as herein provided.

         (b) The Owner hereby expressly and unconditionally acknowledges and consents to the assignment from the Authority to CRE of all of the Authority's rights, title, interests and benefits in, to and under the Loan Agreement and each of the L/C Documents, as herein provided.

         (c) The Owner hereby expressly and unconditionally instructs the Trustee to assign the Trust Estate to CRE and accordingly acknowledges and consents to the assignment from the Trustee to CRE of the Trust Estate, together with all of the Trustee's rights, title, interests and benefits in, to and under the Indenture, the Loan Agreement and each of the L/C Documents, as herein provided.

         (d) CRE hereby accepts the assignments from the Trustee, the Authority and BTM of all of their rights, title, interests and benefits in, to and under the Trust Estate, the Reimbursement Agreement, the Loan Agreement and each of the other L/C Documents, as herein provided.

         (e) The Owner hereby agrees to pay to CRE all amounts required to be paid by Owner under the terms of the Reimbursement Agreement and each of the other L/C Documents, each as assigned and modified hereby, at the times, in the manner and in the amounts provided in the Reimbursement Agreement and each of the other L/C Documents, as assigned and modified hereby, including, without limitation, the payment of the Reimbursement Amount. Further, the Owner agrees to observe and perform each and every term, covenant, provision and condition required to be observed or performed by Owner under the terms of the Reimbursement Agreement and each of the other L/C Documents, as assigned and modified hereby.

         5. Representations by Authority and/or Trustee. The Trustee hereby represents and warrants that all of the Bonds have been paid in full (or provision has been made for such payment in accordance with the terms of the Indenture), and, as a result, the Letter of Credit has expired in accordance with its terms and has been surrendered by the Trustee to BTM for cancellation. The Trustee represents and warrants that the BTM has never "wrongfully dishonored" any drawing made by the Trustee in strict compliance with the terms of the Letter of Credit as provided in the Collateral Pledge Agreement. The Authority and the Trustee each hereby acknowledge and agree that all fees and expenses of the Authority and the Trustee and all other amounts due or payable to the Authority and/or the Trustee under, in connection with, or related in any manner with the Bonds, the Indenture, the Loan Agreement or the Letter of Credit have been paid in full. The Trustee hereby represents and warrants that, as of the Effective Date, it has not received written notice, and is not otherwise aware without having undertaken any independent investigation, of any default under the Loan Agreement or any of the L/C Documents.

         6. Representations of BTM. BTM hereby represents and warrants to CRE that:

                           (a) BTM has good title to the Reimbursement Agreement and each of the other L/C Documents and is the sole owner and holder of BTM's stated interest in the Reimbursement Agreement and each of the other L/C Documents set forth on Exhibit B attached hereto, and BTM's interest therein is not subject to any prior sale, conveyance or assignment by BTM. BTM has full right and authority to sell and assign BTM's rights under the Reimbursement Agreement and each of the other L/C Documents set forth on Exhibit B to CRE and is selling and transferring all of its right, title and interest in, to and under the Reimbursement Agreement and each of the other L/C Documents set forth on Exhibit B to CRE free and clear of any and all liens (including, without limitation, participation interests of third parties).

                           (b) The Reimbursement Agreement and each of the other L/C Documents set forth on Exhibit B, copies of which have been provided by BTM to CRE contemporaneously with the execution of this Agreement, are true, correct and complete copies of the documents such copies purport to be. None of the terms of the Reimbursement Agreement or any of the other L/C Documents have been altered or modified and none of the terms, provisions or conditions thereof have been waived by BTM, except in each case by written instruments which have been delivered by BTM to CRE and which are reflected on Exhibit B hereto. No L/C Document creating a security interest in, or lien upon, real and/or personal property comprising the collateral securing the Reimbursement Agreement or any of the Notes has been satisfied, released, subordinated or rescinded, in whole or in part, and neither the related mortgagor nor, if applicable, the related guarantor or indemnitor has been released, in whole or in part, from its obligations under the Reimbursement Agreement or any of the other L/C Documents or any related guaranty or indemnity agreements, as the case may be, other than pursuant to releases or other instruments set forth on Exhibit B hereto, copies of which have been delivered by BTM to CRE.

                           (c) BTM has not knowingly expressly or impliedly waived any default, breach, violation or event of acceleration under the Reimbursement Agreement or any of the other L/C Documents set forth on Exhibit B. BTM has not given or received written notice of any material default under the terms of the Reimbursement Agreement or any of the other L/C Documents.

                           (d) Neither BTM nor any of its agents or affiliates nor CRE, as assignee of BTM, is or shall be obligated to advance funds for the payment of any amount required by the Reimbursement Agreement or any of the other L/C Documents.

                           (e) There are no escrows, sums or accounts being held by BTM under the Reimbursement Agreement or any of the other L/C Documents on and as of the Effective Date.

                           (f) There is no pending litigation, court order, injunction or decree with respect to which BTM has been served or, to the best of BTM's knowledge after due inquiry, is any such litigation, court order, injunction or decree threatened or existing, in each case with respect to the interest of BTM in the Reimbursement Agreement or any of the other L/C Documents. BTM has not received from any governmental authority written notice of any threatened governmental proceedings with respect to the Reimbursement Agreement or any of the other L/C Documents or any interest of BTM therein.

                           (g) The Bond Swap Agreement has terminated in accordance with its terms, and is of no further force or effect. Neither the Owner nor BTM has any further obligations or liability under the Bond Swap Agreement.

                           (h) BTM is duly organized and existing under the laws of the jurisdiction of its organization, with full corporate power and authority to execute and deliver this Agreement, to enter into the transactions contemplated hereby and to perform all the duties and obligations to be performed by it hereunder.

                           (i) BTM has duly authorized this Agreement and the transactions contemplated hereby and the performance of all the duties and obligations to be performed hereunder by all necessary governmental and corporate action.

                           (j) BTM has duly executed and delivered this Agreement and this Agreement constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to or limiting creditors' rights generally.

                           (k) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby will not violate any agreement by which BTM is bound or to which BTM or any of BTM's assets are affected, or its organizational documents or any statute, regulation, rule, order or judgment applicable to it.

                           (l) The proper officers or representatives of BTM are hereby, or by proper proceedings therefor, authorized and empowered, and BTM agrees, subject to the provisions of Section 18(c) hereof, to execute such further instruments as, in the reasonable opinion of counsel to BTM and/or CRE, are reasonably necessary in order to effectuate the assignment set forth in Section 3(a) hereof.

         7. Representations of the Owners. The Owner hereby represents and warrants to the Authority, Trustee, CRE and BTM that:

                           (a) Owner is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with all legal requirements applicable to doing business in the Commonwealth of Puerto Rico and is under no legal disability. Owner is not a "foreign person" within the meaning of ' 1445(f)(3) of the Internal Revenue Code. The Owner has complied with all material filing, registration and local laws applicable to it insofar as such laws relate to the Owner carrying on its business as now being conducted in the Commonwealth of Puerto Rico. The Owner has no operations, assets or activities other than the ownership and operation of the Hotel and has no Debts other than (i) the obligations under the Reimbursement Agreement and the other L/C Documents, as assigned and amended hereby, (ii) indebtedness to GDB which is outstanding in the aggregate principal amount of $25,000,000,
         (iii) indebtedness to partners of the Owner and their Affiliates as shown on the June 30, 1998 financial statement of the Owner, a copy of which has been delivered by the Owner to CRE (the "June Financial Statement" and indebtedness to Posadas de Puerto Rico Associates, Incorporated incurred on the date hereof in an aggregate principal amount not to exceed $35,000,000, all of which indebtedness is subordinate to the obligations of the Owner under the Reimbursement Agreement and the other L/C Documents, as assigned and assumed hereby,
         (iv) certain equipment leases and equipment financings as shown on the June Financial Statement, (v) indebtedness to the Tourism Development Company secured by certain slot machines, in an aggregate principal amount of less than $1,000,000, and (vi) such debts as occur in the ordinary course of business.

                           (b) The partners of the Owner and their respective
interests are as follows:

                       Name              Type of Interest      Percentage
                       ----              ----------------      ----------
         (1)  WKA El Con Associates,         General               15%
              a New York general
              partnership

         (2)  WKA El Con Associates,         Limited               35%
              a New York general
              partnership

         (3)  Conquistador Holding,          General               15%
              Inc., a Delaware
              corporation

         (4)  Conquistador Holding,          Limited               35%
              Inc., a Delaware
              corporation

                           (c) WKA El Con Associates, a general partner and limited partner of the Owner, is a general partnership duly organized and validly existing under the laws of the State of New York and is under no legal disability. Owner is not a "foreign person" within the meaning of

         '1445(f)(3) of the Internal Revenue Code. WKA El Con Associates is not required to qualify to do business under the laws of the Commonwealth of Puerto Rico in order to perform its obligations under the Reimbursement Agreement and the other L/C Documents as assigned and amended hereby and to carry on its business as presently being conducted.

                           (d) WHG El Con Corp., a general partner of WKA El Con Associates, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with all legal requirements applicable to doing business in the State of Delaware and is under no legal disability. WHG El Con Corp. is not a "foreign person" within the meaning of '1445(f)(3) of the Internal Revenue Code. WHG El Con Associates is not required to qualify to do business under the laws of the Commonwealth of Puerto Rico in order to perform its obligations under the Reimbursement Agreement and the other L/C Documents as assigned and amended hereby and to carry on its business as presently being conducted.

                           (e) Conquistador Holding, Inc., a general partner and limited partner of the Owner and a general partner of WKA El Con Associates, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with all legal requirements applicable to doing business in the State of Delaware and is under no legal disability. Conquistador Holding, Inc. is not a "foreign person" within the meaning of '1445(f)(3) of the Internal Revenue Code. Conquistador Holding, Inc. is not required to qualify to do business under the laws of the Commonwealth of Puerto Rico in order to perform its obligations under the Reimbursement Agreement and the other L/C Documents as assigned and amended hereby and to carry on its business as presently being conducted.

                           (f) The Reimbursement Agreement and each of the other L/C Documents and any and all documents modifying the terms of the Reimbursement Agreement or any of the other L/C Documents, copies of which have been provided or made available by Owner to CRE contemporaneously with the execution of this Agreement, are true, correct and complete copies of the documents such copies purport to be. The Owner has provided CRE with copies of any and all documents modifying the terms of the Reimbursement Agreement or any of the other L/C Documents as set forth on Exhibit B hereto. None of the terms of the Reimbursement Agreement or any of the other L/C Documents have been altered or modified and none of the terms, provisions or conditions thereof have been waived by BTM; except in each case by written instruments which have been delivered by Owner to CRE on or prior to the date hereof and which are reflected on Exhibit B hereto. No L/C Document creating a security interest in, or lien upon, real and/or personal property comprising the collateral securing the Reimbursement Agreement or any of the Notes has been satisfied, released, subordinated or rescinded, in whole or in part, and neither the related mortgagor nor, if applicable, the related guarantor or indemnitor has been released, in whole or in part, from its obligations under the Reimbursement Agreement or any of the other L/C Documents or any related guaranty or indemnity agreements, as the case may be, other than pursuant to releases or other instruments set forth on Exhibit B hereto, copies of which have been delivered by the Owner to CRE.

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





                           (g) The Owner has lawful power and authority to enter into this Agreement and each of the Additional Security Documents and to carry out its obligations hereunder, thereunder, and under the Reimbursement Agreement and the other L/C Documents, all as assigned and amended hereby, and has duly authorized the execution and delivery and performance hereof and thereof. The execution and delivery of this Agreement and the Additional Security Documents and the performance or compliance with the terms and conditions of this Agreement, the Additional Security Documents, the Reimbursement Agreement and each of the other L/C Documents (all as assigned and amended hereby) by the Owner will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any mortgage, deed of trust, lease or other agreement or instrument to which the Owner is a party or by which the Owner or any of its partners or any of their property is bound, or the Owner's agreement of limited partnership or any order, rule or regulation applicable to the Owner or any of its partners or any of their property, of any court or governmental body, or result in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Owner under the terms of any instrument or agreement to which the Owner is a party.

                           (h) All governmental or regulatory orders, consents, permits, authorizations and approvals required for execution, delivery and performance of this Agreement, the Additional Security Documents, the Reimbursement Agreement and the L/C Documents, as assigned and amended hereby, have been obtained. No additional governmental or regulatory actions, filings or registration and no approvals, authorizations or consents of any trustee or holder of any indebtedness or obligation of the Owner or any partner of the Owner or any other person are required for the due execution, delivery and performance by the Owner of this Agreement, the Additional Security Documents, the Reimbursement Agreement and the L/C Documents, as assigned and amended hereby, other than the filing of the UCC Financing Statements set forth on Exhibit C.

                           (i) This Agreement, the Additional Security
         Documents, the Reimbursement Agreement and the L/C Documents to which the Owner is a party, as assigned and amended hereby, constitute valid, legal and binding obligations of the Owner enforceable against the Owner in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and other laws affecting the rights or remedies of creditors generally.

                           (j) To Owner's knowledge, there are no actions, suits, investigations, proceedings or arbitrations (whether or not purportedly on behalf of the Owner or any of its partners) at law or in equity or before or by any foreign or domestic court or other governmental authority (a "Legal Action") pending or threatened against the Owner or any partner of the Owner, or against BTM, the Trustee or the Authority, involving the validity or enforceability of this Agreement, the Additional Security Documents, the Bonds, the Indenture, the Loan

         Agreement, the Reimbursement Agreement, or any of the L/C Documents or that otherwise affect the Owner or any of its partners or any properties or rights of the Owner or any of its partners, including, without limitation, the Hotel, except actions, suits and proceedings that are fully covered by insurance or that would not individually or in the aggregate materially impair the ability of the Owner to perform the Owner's obligations under this Agreement, the Additional Security Documents, the Reimbursement Agreement and the other L/C Documents, as assigned and amended hereby, or to pay any amounts that may become payable under this Agreement, the Additional Security Documents, the Reimbursement Agreement and the L/C Documents, as assigned and amended hereby. The Owner and each of its partners is in compliance under any order of any court or governmental authority, and in all material respects, under any mortgage, deed of trust, lease, loan or credit agreement or other instrument to which the Owner or any of its partners is a party or by which any of them is bound or affected. Neither the Owner nor any of its partners are (a) in violation of any applicable law, which violation materially adversely affects or may materially adversely affect the business, operations, assets or condition (financial or otherwise) of either the Owner or any of its partners, or
         (b) subject to, or in default with respect to, any legal requirement that would have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of either the Owner or any of its partners. There is no Legal Action pending or to the Owner's knowledge threatened against or affecting the Owner or any of its partners questioning the validity or the enforceability of this Agreement, the Additional Security Documents, the Bonds, the Indenture, the Loan Agreement, the Reimbursement Agreement, or any of the L/C Documents.

                           (k) Neither BTM nor any of its agents or affiliates nor CRE, as assignee of BTM, is obligated to advance any further funds for the payment of any amount required by the Reimbursement Agreement or any of the other L/C Documents, as assigned and amended hereby.

                           (l) All amounts previously withdrawn by BTM or any of its agents or affiliates from escrow or reserve deposits relating to the Bonds, the Reimbursement Agreement or any of the other L/C Documents have been applied in accordance with the terms of such documents and these are no further escrows, sums or accounts being held by BTM under the Reimbursement Agreement or any of the other L/C Documents on and as of the Effective Date.

                           (m) No "Event of Default" or "Default" (as such terms are defined in the Reimbursement Agreement, as assigned and amended hereby) has occurred which has not been cured or waived or will result from the execution and delivery of this Agreement, the Additional Security Documents hereby or the consummation of the transactions contemplated herein and therein. The Owner is not in default in any material respect under the terms of the Reimbursement Agreement or any of the other L/C Documents, as assigned and amended hereby.

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                           (n) The execution and delivery of this Agreement and
         the Additional Security Documents, the redemption and payment in full of the Bonds and the assignments and modifications of the Reimbursement Agreement and the other L/C Documents effected hereby and the consummation of the transactions contemplated hereby will not impair the security for repayment of the obligations of the Owner under the Reimbursement Agreement and the L/C Documents, as assigned and amended hereby, nor impair, in any way, the ability of CRE to enforce its rights, remedies and recourse with respect to such security.

                           (o) Neither the Owner nor any of its partners is a party to any other agreement, contract or other instrument containing terms or provisions that are inconsistent or in conflict with any terms or provisions of this Agreement, the Additional Security Documents, the Reimbursement Agreement or any of the other L/C Documents, as assigned and amended hereby.

                           (p) The Ground Lease or a memorandum thereof has been duly and properly recorded in accordance with the laws of the Commonwealth of Puerto Rico; the Ground Lease permits the interest of the lessee thereunder to be encumbered by the Leasehold Mortgage; neither the transfer of the Leasehold Mortgage to CRE nor any such transfer to subsequent assignees requires the consent of the ground lessor and, to the extent notice of the transfer of the Leasehold Mortgage to CRE is required to be given to such ground lessor, such notice has been delivered on or prior to the Effective Date in the form and manner required by the Ground Lease and applicable law; and, there has been no change in the terms of the Ground Lease.

                           (q) The Owner's interest in the Ground Lease is assignable to CRE without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Effective Date and delivered to CRE) and, in the event that it is so assigned, is further assignable by CRE and its successors and assigns without a need to obtain the consent of such lessor.

                           (r) The Ground Lease is in full force and effect and no default has occurred under the Ground Lease, nor is there any existing condition which, but for the passage of time or the giving of notice, or both, would result in a default in any material respect under the terms of the Ground Lease.

                           (s) The Owner and each of its partners agree to execute such other modification agreements, supplemental mortgage documents, security agreements, assignments, financing statements, and other instruments as CRE, the Authority or Trustee may reasonably request to further evidence and/or secure the assignments and modifications hereunder.

                           (t) The financial statements of the Owner and each of its partners, if any, heretofore furnished to CRE in connection with this Agreement and the transactions contemplated hereby are complete and correct in all material respects and fairly present the financial condition of the

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




         Owner and each of its partners, if applicable, as of the dates indicated and for the periods involved and show any material liabilities, direct and contingent, of the Owner and each of its partners. As of the date of the latest of those financial statements there were no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which are substantial in amount in relation to the financial condition of the Owner or any of its partners obligated thereon, except as referred to or reflected or provided for in the latest of said financial statements. Since the date of the latest of said financial statements, if any, there has been no adverse change in the business, condition or operations of the Owner or any of its partners, which is material in relation to the financial condition of the Owner.

                           (u) The Owner and each of its partners has good, sufficient and legal title to all properties and assets reflected as owned in their most recent balance sheets delivered to CRE, except for assets disposed of in the ordinary course of business since the date of such respective balance sheets.

                           (v) There has been no material adverse change in the financial condition of the Owner or any of its partners from the date of the latest financial statements of the Owner and each of its partners, if any, which have been submitted to CRE.

                           (w) The Owner is the sole owner of, and has good and marketable title to, the Hotel, the "Mortgaged Property" (as defined in the Fee Mortgage), the "Mortgaged Property" (as defined in the Leasehold Mortgage), the "Mortgaged Property" (as defined in the Second Fee Mortgage), and all other real and personal property owned by the Owner as described in the Additional Security Documents and the L/C Documents, free from any lien, security interest or encumbrance of any kind whatsoever, subject only to (A) liens securing, directly or indirectly, the obligations of the Owner under the Reimbursement Agreement and the other L/C Documents, as assigned and amended hereby,
         (B) the lien of current real property taxes and assessments not yet due and payable, (C) the lien for past due real property taxes and assessments being contested in good faith in accordance with the provisions of Section 7(uu) of the Reimbursement Agreement as assigned and amended hereby, (D) liens, covenants, conditions and restrictions, rights of way, easements and other matters of public record, specifically set forth on Exhibit D attached hereto, none of which interferes with the security intended to be provided by the Fee Mortgage, the Leasehold Mortgage, the Second Fee Mortgage and/or the Additional Security Documents or reduces the value or prohibits the current use of the Hotel or any part thereof.

                           (x) All tax returns and reports of the Owner and each of its partners required to be filed by any of them have been timely filed (after taking into account all applicable extensions), and all taxes, assessments, fees and other governmental charges upon the Owner and each of its partners and upon their respective properties (including, but not limited to, the Hotel), assets, income and franchises which are due and payable have been paid when due and payable, other

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




         than past due real property taxes and assessments being contested in good faith in accordance with the provisions of Section 7(uu) of the Reimbursement Agreement as assigned and amended hereby. The Owner knows of no proposed tax assessment against the Owner or any of its partners that would be material to the condition (financial or otherwise) of the Owner, and neither the Owner nor any of its partners has contracted with any government entity in connection with taxes.

                           (y) The Owner is not subject to the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act or any other statute or regulation restricting the execution, performance or enforcement of this Agreement, the Additional Security Documents, the Reimbursement Agreement or any of the other L/C Documents, as assigned and amended hereby. Neither the Owner nor any of its partners is an "investment company" or an "affiliated person" of, or "promotor" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The entering into this Agreement and the Additional Security Documents and the consummation of the transactions contemplated by this Agreement, the Additional Security Documents, the Reimbursement Agreement and the other L/C Documents, as assigned and amended hereby, will not violate any provision of any of the foregoing acts or any rule, regulation or order promulgated or issued thereunder by the Securities and Exchange Commission.

                           (z) The Owner has not received from any insurance company any notice of defect or inadequacy in connection with the Hotel or any portion thereof.

                           (aa) There is no proceeding pending or, to Owner's knowledge, threatened, for the total or partial condemnation of the Hotel or any property related thereto nor has any casualty affecting any material portion of the Hotel occurred which has not been fully repaired.

                           (bb) None of the improvements which form a part of the Hotel lie outside the boundaries and building restriction lines of the Land, and no improvements on adjoining properties encroach upon the Land; and none of the material improvements which form a part of the Hotel lie outside the boundaries of the "Mortgaged Property" (as defined in the Fee Mortgage), the "Mortgaged Property" (as defined in the Leasehold Mortgage), the "Mortgaged Property" (as defined in the Second Fee Mortgage) and no improvements on adjoining properties encroach upon any such Mortgaged Property.

                           (cc) Telephone services, gas, electric power, storm sewers, portable water facilities, and all other utilities and services necessary for the operation and maintenance of the Hotel are available therefor, are adequate to serve the Hotel and are not subject to any conditions limiting the use of such utilities, other than normal charges to the utility supplier. All streets and easements necessary for the operation and maintenance of the Hotel are available to the boundaries of the land on which the improvements comprising the Hotel are located.

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                           (dd) The Manager is in possession of all gaming
         licenses required by applicable law to carry on gaming operations at the Hotel as currently operated, which gaming licenses are valid and in full force and effect. The Owner is in possession of all other material certificates of occupancy, zoning and building approvals, licenses, liquor licenses, business permits and approvals and other similar licenses, permits and other authorizations necessary and required by applicable law in connection with the acquisition, construction, use and operation of the Hotel (collectively, the "Licenses",) and (B) all such Licenses are valid and in full force and effect. The operation of the Hotel in the manner presently operated and as presently contemplated and described in the Additional Security Documents, the Reimbursement Agreement and the other L/C Documents, as assigned and amended hereby, does not conflict with any zoning, water or air pollution or other ordinance, order, law or regulation applicable thereto. The Hotel complies in all material respects with all federal, state and local laws or ordinances (including rules and regulations) relating to the Hotel and its operation, including without limitation licensure, zoning, building, safety, and environmental quality. The Owner has all Licenses necessary to permit the ownership and continued use and operation of Hotel in accordance with its current operation and all such Licenses are in full force and effect and no material default exists thereunder. All such Licenses (other than the liquor licenses) are assignable and have been collaterally assigned to CRE or are readily obtainable, at nominal cost, by CRE. Upon request of CRE, from time to time, the Owner shall provide copies of all Licenses to CRE.

                           (ee) All service contracts, equipment leases and other agreements relating to the use and operation of the Hotel or any portion thereof with any Affiliate of the Owner or any of its partners were entered into in the ordinary course of business. No party is in material default under any such service contract or equipment lease. All such management agreements, service contracts, equipment leases and other agreements relating to the use and operation of the Hotel or any portion thereof are assignable (without consent or, if consent is required such consents have been obtained) and have been collaterally assigned to CRE. Upon request of CRE, from time to time, the Owner shall provide copies of all such contracts, leases and other agreements to CRE.

                           (ff) The Owner has not received from any governmental authority notice of any special assessment affecting the Hotel or any portion thereof that will result in any charge being levied or asserted against the Hotel or any portion thereof or in the creation of any Lien against the Hotel or any portion thereof.

                           (gg) There is no moratorium or like governmental order in effect with respect to the Hotel or any portion thereof and, to the knowledge of the Owner, no such moratorium or similar ordinance is now contemplated.

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                           (hh) All surveys, plot plans and other documents
         heretofore and hereafter furnished by the Owner to CRE with respect to the Hotel or any portion thereof are and will be, to the Owner's knowledge accurate and complete with respect to the information purported to be set forth therein as of their respective dates.

                           (ii) The Hotel is located on land zoned in accordance with all applicable governmental rules, ordinances, regulations and laws so as to permit the use and occupancy of the Hotel in the manner presently employed by the Owner and as contemplated by this Agreement, the Additional Security Documents, the Reimbursement Agreement and the other L/C Documents, as assigned and amended hereby. The Hotel conforms to all applicable governmental zoning and other governmental laws and regulations, and to any covenants, agreements, conditions and restrictions contained in any deed or deeds or agreements covering or affecting all or any portion of the Hotel.

                           (jj) The Owner has obtained and examined all Legal Requirements affecting the Owner and the Hotel. There exist no current material violations of any Legal Requirements, with respect to the Owner or the Hotel or any portion thereof. The Owner has not received notice from any governmental authority of any current violation of any Legal Requirements.

                           (kk) No chattel mortgage, bill of sale, security agreement, financing statement or other title retention agreement (except for those assigned to or executed in favor of CRE) which remains enforceable has or will be executed by the Owner with respect to any personal property, chattel or fixture owned by the Owner and used in connection with the operation or maintenance of the Hotel, except as set forth on the June Financial Statement, and except for chattel mortgages, security agreements or financing statements securing the GBD Loan Agreement which are subordinate to the obligations of the Owner under the L/C Documents and the Additional Security Documents.

                           (ll) No brokerage or finders fees or commissions are payable to any person engaged by the Owner, any partner of the Owner or any Affiliate thereof in connection with the transactions contemplated by this Agreement.

                           (mm) The Owner has the creditworthiness to operate the Hotel in the manner contemplated by this Agreement, the Additional Security Documents, the Reimbursement Agreement and the other L/C Documents, all as executed and delivered contemporaneously herewith or as assigned and amended hereby.

                           (nn) The Owner possesses or has the right to use all necessary trademarks, trade names, copyrights, patents, patent rights and licenses to conduct its businesses as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

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                           (oo) The Bond Swap Agreement has terminated in
         accordance with its terms, and is of no further force or effect. Neither the Owner nor BTM has any further obligations or liability under the Bond Swap Agreement.

                           (pp) Each of the representations and warranties of the Owner contained in the Reimbursement Agreement were true and correct as of February 7, 1991 and each of the representations and warranties of the Owner set forth in subsections 8(f), (h), (i), (l),
         (m), (o) other than the last sentence thereof, (t), and (v) of the Reimbursement Agreement, are true and correct in all material respects as of the Effective Date and are expressly restated by the Owner in their entireties on, and as of the Effective Date.

                           (qq) Each and all of the recitals set forth at the outset of this Agreement are true and correct and are incorporated herein by reference and made a part hereof for all purposes.

                  All representations and warranties of the Owner set forth herein shall be true in all material respects at all times until the Reimbursement Amount and all of the other obligations of the Owner hereunder and under the Additional Security Documents, the Reimbursement Agreement and the other L/C Documents, as assigned and amended hereby, have been performed and paid in full.

         8. Representations of Parties other than BTM. Each of the parties hereto, other than BTM, severally represents, each with respect only to itself, as of the Effective Date, as follows:

                           (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power and authority to execute and deliver this Agreement, to enter into the transactions contemplated hereby and to perform all the duties and obligations to be performed by it hereunder;

                           (b) It has duly authorized this Agreement and the transactions contemplated hereby and the performance of all the duties and obligations to be performed hereunder by all necessary governmental, corporate and/or partnership action;

                           (c) It has duly executed and delivered this Agreement and this Agreement constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to or limiting creditors' rights generally;

                           (d) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby will not violate any material agreement by which it is bound or to which it or any of its assets are affected, or its organizational documents or any statute, regulation, rule, order or judgment applicable to it; and

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                           (e) The proper officers or representatives of each of
         the parties hereto are hereby, or by proper proceedings therefor, authorized and empowered, and each of the parties hereto agrees, to execute such further instruments as, in the opinion of counsel to the respective parties, are reasonably necessary in order to effectuate the transfer herein authorized.

         9. Modification of Reimbursement Agreement. The Reimbursement Agreement is hereby amended as follows:

         (a) Section 1 of the Reimbursement Agreement is hereby amended to add the following defined terms:

                  AFFILIATE means any person, entity or group controlling, controlled by or under common control with, the specified person or entity and "control" of a person or entity (including, with correlative meaning, the terms "controlled by" and "under common control with") means (a) the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% or more of the voting securities of such person or entity (b) the status of being a director, officer, executor, trustee or other fiduciary of such person or entity, or (c) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

                  AFICA APPROVAL shall mean the Issuer's official action, on or prior to the date hereof, granting the Issuer's preliminary approval of the Company's application for the issuance of Refunding Bonds.

                  BANK RATE shall mean (a) from August 3, 1998 until the first day of September, 1998, a rate equal to 7.91% per annum; and (b) from the first day of September, 1998 until the Maturity Date, an interest rate per annum equal to the sum of (i) the LIBOR Rate plus (ii) 225 basis points (rounded upwards, if necessary, to the nearest one-eighth percent (.125%)). The Bank Rate shall be adjusted on each LIBOR Determination Date to account for any changes in the LIBOR Rate, which adjustment shall be effective on the commencement of the next succeeding LIBOR Reference Period.

                  BANKRUPTCY CODE shall mean Title 11 of the United States Code,
         Section 101 et seq., as now in effect or hereafter amended.

                  BONA FIDE COST shall mean any commissions, costs, expenses or charges paid to any Affiliate of the Company or employee or agent of an Affiliate of the Company which (i) are actually paid by the Company for goods supplied or services rendered by the Affiliate of the Company,
         (ii) are not more than the costs, expenses or charges that would be paid to any unrelated, qualified independent third party, and (iii) represent a fair and appropriate allocation of such

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         cost or expense if any such Affiliate of the Company performs work or provides services for a number of properties.

                  CRE shall mean Citicorp Real Estate, Inc., a Delaware corporation, and its successors and assigns.

                  COMPREHENSIVE STATEMENT shall mean a description of the scope of work to be incorporated in any capital improvements or replacements including, without limitation, plans and specifications for the work, renderings, if applicable, and other material information respecting the capital improvements or replacements as may be requested by the Bank (including, without limitation, copies of construction contracts).

                  DEFAULT RATE shall mean a per annum rate equal to the lesser of (a) 500 basis points in excess of the Bank Rate, and (b) the maximum interest rate which the Company may by law pay or the Bank may charge and collect.

                  DEFICIENCY LOAN GUARANTY shall mean that certain Guaranty, dated as of May 5, 1992, made by WMS Industries Inc., Hugh Andrews, Burton I. Koffman and Richard E. Koffman for the benefit of Mitsubishi, as assumed in part by Patriot pursuant to that certain Assumption of Guaranty, dated as of March 31, 1998, executed by Patriot, and that certain guaranty by Patriot dated as of March 31, 1998 to assume the obligations of KGC under paragraph 4 of the First Amendment to Letter of Credit Reimbursement Agreement, as any of the foregoing may be amended or modified from time to time.

                  EXTENDED MATURITY DATE shall mean March 15, 1999.

                  GENERAL DISBURSEMENT CONDITIONS shall mean all of the following: (a) the Company shall have delivered to the Bank and the Bank shall have approved a Comprehensive Statement for the applicable capital improvements or replacements; (b) all work with respect to the applicable capital improvements or replacements shall have been performed in a manner reasonably satisfactory to the Bank and, if required by the Bank, an engineer selected by the Bank; (c) the Company shall have furnished the Bank with such draw request forms and other collateral documentation (including, without limitation, title endorsements, detailed cost breakdowns, payment schedules, copies of bills or statements evidencing costs and copies of paid receipts), respecting any requested disbursement as the Bank may reasonably request from time to time; (d) no Event of Default or Default shall have occurred; (e) no condemnation or adverse zoning or usage change shall have been commenced with respect to the Hotel, or any portion thereof, and the Company shall not have any knowledge of any authority taking affirmative steps to condemn, adversely zone or change the usage of the Hotel, or any portion thereof; (f) there has been no material adverse change in the ability of the Company to pay the Reimbursement Amount or any other amounts due hereunder or under any of the other L/C Documents as such amounts become due or of the Company to perform its obligations under any of the L/C

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         Documents as such obligations become due; and (g) no law, regulation, ordinance, moratorium, injunction proceeding, restriction or similar matter shall have been enacted or adopted by any federal, state or local government or any board, authority, commission, agency or department asserting jurisdiction over the Hotel if the result of such law, regulation, ordinance, moratorium, injunction proceeding, restriction or like matter would have the effect, in the Bank's reasonable judgment, of materially and adversely affecting the use of the Hotel as currently being operated.

                  HOLDING shall mean Conquistador Holding, Inc., a Delaware corporation, its successors and assigns.

                  HOTEL shall mean the resort hotel commonly known as the El Conquistador Resort and Country Club and consisting of the Fajardo Property, the Palominos Island Property, all other real property owned or leased by the Company (collectively, the "Land"), together with all buildings and other improvements constructed on the Land which improvements consist, in part, of a 751-room resort hotel facility, golf course and clubhouse, food and beverage facilities, meeting rooms, spa facilities, retail outlets, swimming pools, a 35-slip marina, landscaping and parking, other on-site and off-site improvements relating thereto, curbs and other infrastructure (including any underground facilities), and other amenities and facilities (collectively, the "Hotel Improvements"), and together with all furnishings and fixtures, equipment and all other personal property now or hereafter owned or leased by the Company and located on or otherwise used in connection with the Land or the Hotel Improvements (collectively, the "Hotel Personalty").

                  HOTEL IMPROVEMENTS shall have the meaning assigned to such term within the definition of "Hotel".

                  HOTEL PERSONALTY shall have the meaning assigned to such term within the definition of "Hotel".

                  INITIAL MATURITY DATE shall mean November 3, 1998.

                  LAND shall have the meaning assigned to such term within the definition of "Hotel".

                  LATE CHARGE shall have the meaning assigned to such term in
         Section 3A hereof.

                  LEASES shall mean all leases, concessions and other agreements affecting the use, enjoyment or occupancy of all or any part of the Hotel heretofore or hereafter entered into whether before or after the filing by or against the Company of any petition for relief under the Bankruptcy Code, as the same may be amended from time to time.

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




                  L/C DOCUMENTS shall mean, collectively, (i) the L/C Documents (as such term is defined in the Modification Agreement), (ii) the Modification Agreement, (iii) the Additional Security Documents (as such term is defined in the Modification Agreement), (iv) the Operative Documents, (v) any and all other agreements, instruments, certificates, or documents at any time given by the Company or any other party to Mitsubishi or the Bank pursuant thereto or in connection therewith, or given to evidence, guaranty, or secure any of the Company's obligations under the foregoing documents, and (vi) all modifications, amendments and supplements to any of the foregoing.

                  LIBOR BUSINESS DAY shall mean any Business Day on which commercial banks in the City of London, England are open for interbank or foreign exchange transactions.

                  LIBOR DETERMINATION DATE shall mean, with respect to any LIBOR Reference Period, the date that is two (2) LIBOR Business Days prior to the first day of such LIBOR Reference Period.

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




                  LIBOR RATE shall mean, with respect to each LIBOR Reference Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London, England time, on the related LIBOR Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London, England time, on such LIBOR Determination Date, the LIBOR Rate shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London, England time, on such LIBOR Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London, England time, on such LIBOR Determination Date, Bank shall request the principal London, England office of any four major reference banks in the London interbank market selected by Bank to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London, England time, on such LIBOR Determination Date for amounts approximately equal to the outstanding principal balance of the Reimbursement Amount. If at least two such offered quotations are so provided, the LIBOR Rate shall be the arithmetic mean of such quotations. If fewer than two such offered quotations are so provided, Bank shall request any three major banks in New York City selected by Bank to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time, on the applicable LIBOR Determination Date for amounts approximately equal to the outstanding principal balance of the Reimbursement Amount. If at least two such rates are so provided, the LIBOR Rate shall be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the LIBOR Rate for the applicable LIBOR Reference Period shall be the LIBOR Rate as in effect for the next preceding LIBOR Reference Period. The LIBOR Rate shall be determined in accordance with this paragraph by Bank or its designee.

                  LIBOR REFERENCE PERIOD shall mean (i) initially, the period commencing on the first day of September, 1998, and ending one month thereafter, and (ii) thereafter, a period commencing on the last day of the immediately preceding LIBOR Reference Period and ending one month thereafter.

                  MATURITY DATE shall mean the earlier to occur of (a) the Initial Maturity Date or, if extended pursuant to Section 3A hereof, the Extended Maturity Date, or (b) any earlier date on which the entire Reimbursement Amount is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other L/C Documents.

                  MITSUBISHI shall mean The Bank of Tokyo-Mitsubishi, Ltd. (formerly known as The Mitsubishi Bank, Limited), a Japanese banking corporation acting through its New York Branch.

                  MODIFICATION AGREEMENT shall mean that certain Assignment and Modification Agreement, dated as of August 3, 1998, by and among the Company, CRE, the Trustee, the Issuer and Mitsubishi.

                  NEW ENVIRONMENTAL INDEMNITY shall mean that certain Environmental Indemnity Agreement, dated as of August 3, 1998, made by the Company and Patriot for the benefit of CRE, as amended or modified from time to time.

                  PATRIOT shall mean Patriot American Hospitality, Inc., a Delaware corporation, its successors and assigns.

                  PATRIOT GUARANTY shall mean that certain Guaranty, dated as of August 3, 1998, made by Patriot for the benefit of CRE, as the same may be amended or modified from time to time.

                  PATRIOT LOAN AGREEMENT shall mean that certain Amended and Restated Credit Agreement dated as of July 18, 1997, amended and restated as of December 16, 1997 and further amended and restated as of June 2, 1998, among Patriot, Patriot American Hospitality Partnership, L.P., a Virginia limited partnership, various lenders, Paine Webber Real Estate Securities Inc., Chase Securities Inc., Paine Webber and The Chase Manhattan Bank, as the same may be amended or modified from time to time.

                  REFUNDING BONDS shall mean revenue bonds to be issued by the Issuer in an aggregate principal amount of at least $90,000,000, the proceeds of the sale of which are to be loaned by the Issuer to the Company and applied by the Company to the repayment of the Reimbursement Amount and its other obligations under the Reimbursement Agreement.

                  REIMBURSEMENT AMOUNT shall have the meaning assigned to such term in Section 3A hereof.

                  RENTS shall mean all right, title and interest of the Company, its successors and assigns in and under any Leases, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses), all receivables, rentals, receipts and payments received from the rental of guest/hotel rooms, suites, meeting rooms, beverage or food sales and facilities, the provision or sale of other goods and services, vending machines, telephone and television systems, guest laundry and all other payments received from guests or visitors of the Hotel and other items of revenue, receipts or income as identified in the Uniform System of Accounts for Hotels 9th Edition, International Association of Hospitality Accounts (1996).

                  SECOND FEE MORTGAGE shall mean that certain first mortgage made by the Owner by Deed of Mortgage Number Thirty-Two executed in San Juan on May 4, 1992 before Notary Public Juan Antonio Aquino Barrera.

         (b) Section 1 of the Reimbursement Agreement is hereby amended to delete the defined terms "Agreement", "Bank", "GDB Standstill Agreement", "General Partner", "Guarantor and Guarantors", "Guaranty and Guaranties", "Management Subordination Agreement", "Mortgage", "Note", "Permitted Encumbrances" and "Transfer" in their entireties and to substitute therefor, each of the following defined terms:

                  AGREEMENT shall mean this Letter of Credit and Reimbursement Agreement dated as of February 7, 1991, as amended or affected by (i) that certain First Amendment to Letter of Credit and Reimbursement Agreement dated as of May 5, 1992, (ii) that certain Second Supplement to Letter of Credit and Reimbursement Agreement dated as of February 6, 1998, (iii) that certain Consent and Waiver Agreement dated as of April 21, 1997, (iv) that certain Supplement to Letter of Credit and Reimbursement Agreement dated as of November 5, 1997, (v) that certain Consent and Waiver Agreement dated as of March 31, 1998, (vi) that certain Assumption of Obligations Under Letter of Credit and Reimbursement Agreement dated as of March 31, 1998, and (vii) the Modification Agreement, and as may be further modified or amended subsequent to the effective date of the Modification Agreement.

                  BANK shall mean CRE, and its successors or assigns.

                  GDB STANDSTILL AGREEMENT shall mean the Subordination and Standstill Agreement, dated as of February 7, 1991, between GDB and Mitsubishi, as heretofore modified by amendment dated as of May 5, 1992, and as further modified and/or confirmed by that certain Confirmation and Ratification of Subordination and Standstill Agreement, dated as of August 3, 1998, executed by GDB.

                  GENERAL PARTNER shall mean either Holding or WKA, the sole general partners of the Company (Holding and WKA together being referred to as the GENERAL PARTNERS).

                  GUARANTOR and GUARANTORS shall mean Patriot and any other guarantor of any of the obligations of the Company under this Agreement or any of the other L/C Documents.

                  GUARANTY and GUARANTIES shall mean individually and collectively, the Patriot Guaranty, the Deficiency Loan Guaranty and any other guaranties executed in favor of Mitsubishi and assigned to CRE, or made in favor of CRE securing or otherwise respecting any of the Company's obligations under this Agreement or any of the other L/C Documents.

                  MANAGEMENT SUBORDINATION AGREEMENT shall mean, collectively,
         (i) that certain Management Agreement Subordination and Attornment Agreement, dated as of February 7, 1991, between Mitsubishi and Williams, as amended or modified from time to time, and (ii) that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of August 3, 1998, by and among the Company, CRE and Williams, as amended or modified from time to time.

                  MORTGAGE shall mean, collectively, the Fee Mortgage, the Leasehold Mortgage and the Second Fee Mortgage.

                  NOTE shall mean collectively the Mortgage Note, dated May 4, 1992, made by the Company and payable to bearer, in the principal amount of $100,000 and each of the four Mortgage Notes, dated February 7, 1991, made by the Company and payable to the Issuer, in the respective principal amounts of $120,000,000, $6,612,000, $20,000,000 and $2,000,000.

                  PERMITTED ENCUMBRANCES shall mean, collectively, the Mortgage, the GDB Mortgage, and chattel mortgages on equipment in favor of General Electric or its affiliates existing on the date hereof, real estate taxes not yet due and payable, those items listed as exceptions to title on the Title Policy issued on the Date of Issuance, and any other Liens consented to in writing by the Bank.

                  TRANSFER shall mean any sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, hypothecation, assignment, or transfer of the Hotel, or any portion thereof, or any legal or beneficial interest in the Company or in any of its partners, which is subject to the provisions of Section 7(h) hereof.

         (c) The Reimbursement Agreement is hereby amended by adding the following provision as new Section 3A:

                  "3A.     Repayment of Reimbursement Amount.

                           (a) The Company acknowledges that, on August 3, 1998, the Trustee made a Principal Drawing in the amount of $120,000,000 on the Letter of Credit, which drawing was properly honored by Mitsubishi. On August 3, 1998, the Company paid to Mitsubishi, $30,000,0000 in partial reimbursement for such Principal Drawing. Following the application of such monies paid by the Company to Mitsubishi on August 3, 1998 in reimbursement of a portion of such amounts drawn on the Letter of Credit, the aggregate principal amount of $90,000,000 remains outstanding, due and payable by the Company under the terms of this Agreement on and as of August 3, 1998 (THE REIMBURSEMENT AMOUNT). Notwithstanding anything to the contrary contained herein, the Reimbursement Amount, together with interest thereon as provided herein, shall be due and payable by the Company to the Bank as provided in this Section 3A.

                           (b) The Reimbursement Amount, together with all accrued and unpaid interest thereon and all other amounts due and unpaid hereunder or under any of the other L/C Documents shall be due and payable in full on the Maturity Date (as the same may be extended in accordance with the provisions of Section 3A(g) hereof).

                           (c) Commencing on September 1, 1998 and on the first day of each month thereafter, the Company shall pay to the Bank interest in arrears on the Reimbursement Amount for the period from and including August 3, 1998 until the Reimbursement Amount and all other amounts due hereunder and under the other L/C Documents are paid in full.

                           (d) The Reimbursement Amount, together with any other amounts added to principal hereunder or under any of the other L/C Documents, shall bear interest at the Bank Rate from and including August 3, 1998 through and including the date on which the Reimbursement Amount and all such other amounts have been paid in full. Interest on the Reimbursement Amount shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from August 3, 1998 or the date on which the immediately preceding payment was due. Subject to the last sentence of this Section 3A(d), if any monthly installment of principal or interest or any other scheduled payment hereunder or under any of the other L/C Documents is not paid within five (5) days of the date on which it is due, the Company shall pay to the Bank upon demand an amount (the LATE CHARGE) equal to the lesser of five percent (5%) of such unpaid portion of the outstanding monthly installment of principal or interest or other scheduled payment then due or the maximum amount permitted by applicable law, to defray the expense incurred by the Bank in handling and processing such delinquent payment and to compensate the Bank for the loss of the use of any such delinquent payment. Notwithstanding the foregoing or anything to the contrary contained herein, while any Event of Default exists, the entire Reimbursement Amount, regardless of whether or not the Reimbursement Amount shall have been accelerated, shall bear interest at the Default Rate.

                           (e) Provided that (i) interest payable on the Reimbursement Amount shall be current and the indebtedness outstanding hereunder shall be in full force and effect, (ii) no Event of Default or Default shall exist and no "event of default" or event which, with the passage of time, the giving of notice, or both, would constitute an "event of default" under any of the L/C Documents, shall exist, (iii) the AFICA Approval has not been modified and remains in full force and effect, (iv) the Company shall provide evidence satisfactory to the Bank that the Company is proceeding with all due diligence to the satisfaction of all conditions to the issuance of the Refunding Bonds, including, without limitation, evidence that, on or prior to the Initial Maturity Date, (A) the Company has provided to the Bank the proposed organizational identity, structure and documentation for the proposed obligors on the Refunding Bonds, (B) the Bank has approved all current title and survey matters with respect to the Hotel, and (C) the Borrower and the Bank have approved substantially all of the material documentation relating to the issuance of the Refunding Bonds, (v) the Bank has a reasonable expectation that the Refunding Bonds will be issued on or prior to the Extended Maturity Date, and (vi) the Company shall have provided to the Bank evidence reasonably satisfactory to the Bank that there has been no material adverse change in the financial condition of the Company or any of the Guarantors, then the Company shall have the one time option of extending the

         Initial Maturity Date until the Extended Maturity Date by, not less than fifteen (15) days prior to the Initial Maturity Date, notifying the Bank in writing of its desire to exercise its option to extend the Initial Maturity Date until the Extended Maturity Date. The Company shall pay all costs incurred by the Bank in connection with the extension of the Initial Maturity Date to the Extended Maturity Date including, without limitation, reasonable attorneys' fees and expenses incurred by the Bank, and all costs and expenses incurred by the Bank in verifying that the Company has satisfied each of the conditions to the extension as described in this Section 3A(g)."

                           (f) Provided no Event of Default exists, the Reimbursement Amount may be prepaid in whole or in part at any time provided (i) written irrevocable notice of such prepayment specifying the intended date of prepayment is received by the Bank not more than sixty (60) days and not less than three (3) days prior to the date of such prepayment, and (ii) such prepayment is accompanied by all interest accrued hereunder and all other sums due hereunder or under the L/C Documents. Notwithstanding anything to the contrary in this Agreement or the L/C Documents, the outstanding balance of the Reimbursement Amount shall be absolutely and unconditionally due and payable on the date specified in any notice given pursuant to this Subsection.

                           (g) Without limiting the foregoing, the Company shall compensate the Bank for all losses, expenses and liabilities (including any interest paid by such Bank to lenders of funds borrowed by it to make or carry the indebtedness evidenced by this Agreement and any loss, expense or liability sustained by Bank in connection with the liquidation or re-employment of such funds) Bank may sustain: (i) if any repayment of the unpaid balance of the Reimbursement Amount occurs on a date that is not the last day of a LIBOR Reference Period, (ii) if any repayment of the unpaid balance of the Reimbursement Amount is not made on any date specified in a notice of repayment given by the Company, or (iii) as a consequence of any default by the Company to repay any indebtedness evidenced by this Agreement when required by the terms hereof or any other event specified herein. Such compensation shall be paid by the Company within fifteen (15) days after demand therefor by Bank, provided that Bank shall have delivered to the Company a certificate setting forth in reasonable detail the amount of such compensation payable by the Company, and such certificate shall be conclusive and binding on the Company as to the amount thereof except in the case of manifest error or willful misconduct. Notwithstanding any provision herein, the Bank shall be entitled to fund and maintain its funding of all or any part of the indebtedness evidenced by this Agreement in any manner it sees fit, it being understood, however, that for the purposes hereof, all determinations shall be made as if Bank had actually funded and maintained the indebtedness evidenced by this Agreement during each LIBOR Reference Period through the purchase of deposits in the relevant market having a maturity corresponding to such LIBOR Reference Period and bearing an interest rate equal to the LIBOR Rate for such LIBOR Reference Period No such compensation shall be required with respect to repayment of the Reimbursement Amount made on the Maturity Date.

                           (h) The Company shall, in addition to all other amounts payable hereunder, also pay to the Bank, as additional interest, the following sums, at the time and in the manner hereinafter set forth:

                                    (i) if, due to either: (A) the introduction
                  of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (B) the compliance by the Bank with any guideline or request from any governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making the indebtedness evidenced by this Agreement, then the Company shall from time to time, upon demand by Bank, pay to Bank additional amounts to indemnify Bank against any such increased costs. A certificate as to the amount of such increased costs submitted to the Company by an officer of the Bank shall be conclusive in the absence of manifest error. Such increased costs shall be payable at the time and in the manner that interest on the Reimbursement Amount is payable hereunder for such costs incurred since the last such interest payment due hereunder; and

                                    (ii) Company shall also pay to the Bank at
                  the time and in the manner that interest is payable on the Reimbursement Amount under this Agreement for each LIBOR Reference Period, the cost since the last such interest payment due hereunder, as determined in good faith by the Bank, of complying, in connection with such LIBOR Reference Period during such interest period with any reserve, special deposit or similar requirement imposed or deemed applicable against any assets held by or deposits or accounts in or with or credit extended by the Bank, or the office of Bank, by any United States governmental authority charged with the administration of such requirements. Each notification as to the amount of such cost delivered to the Company by an officer of the Bank shall be conclusive as to the amount of such cost.

         (d) The Reimbursement Agreement is hereby amended by deleting Section 7(e) in its entirety and substituting the following therefor:

                  "(e) Additional Indebtedness. The Company will not, directly or indirectly, create, incur, permit or suffer to exist any Debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Reimbursement Amount and the other obligations of the Company under this Agreement and the other L/C Documents, (ii) the GDB Loan, (iii) the posting of bonds, if any, required in connection with the ownership and operation of the Hotel,
         (iv) other Debt as expressly disclosed on the June 30 Financial Statement, and (iv) indebtedness to Posadas de Puerto Rico Associates, Incorporated incurred on the date hereof in an aggregate principal amount not to exceed $35,000,000, provided that all of the foregoing are paid when due."

         (e) The Reimbursement Agreement is hereby amended by deleting Section 7(g) in its entirety and substituting the following therefor:

                  "(g) Financial Statements. (i) The Company shall keep adequate books and records of account in accordance with the methods currently employed by the Company, consistently applied and furnish to the Bank:

                                    (1) upon request of the Bank from time to
                           time, certified rent rolls signed and dated by the Company, detailing the names of all tenants of the Hotel, the portion of Hotel occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by the Bank;

                                    (2) a monthly operating statement of the
                           Hotel detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by the Company in the form required by the Bank, and if available, any quarterly operating statement prepared by an independent certified public accountant within thirty
                           (30) days after the close of each calendar quarter;
                           and

                                    (3) an annual balance sheet and profit and
                           loss statement of the Company, in the form required by the Bank, prepared and certified by the Company, and an audited financial statement prepared by an independent certified public accountant acceptable to the Bank within ninety (90) days after the close of each calendar year; provided that Ernst & Young LLP shall be deemed an acceptable certified public accountant for such purpose.

                                    (ii) Upon reasonable request from the Bank,
                  the Company and Williams shall furnish to the Bank a property management report for the Hotel, any lease proposals generated by the Company or Williams, deposits received from tenants and any other information reasonably requested by the Bank, in reasonable detail and certified by the Company under penalty of perjury to be true and complete; and an accounting of all security deposits held in connection with any Lease of any part of the Hotel, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for the Bank to obtain information regarding such accounts directly from such financial institutions.

                                    (iii) The Company and Williams shall furnish
                  the Bank with such other additional financial or management information as may, from time to time, be reasonably required by the Bank in form and substance reasonably satisfactory to the Bank.

                                    (iv) The Company has submitted and the Bank
                  has approved the projections and operating budget for the Hotel covering the remainder of calendar year 1998 attached hereto as Exhibit E (this and any other budget hereafter approved by the Bank for any subsequent calendar year and which is in effect during the applicable period is referred to as the "Current Budget"). The Company will operate the Hotel only in accordance with the Current Budget then in effect, and any deviation of more than ten (10%) percent in any major category of the Current Budget, any deviation of more than ten (10%) in any item for capital improvements or capital replacements, and any adverse deviation of more than ten (10%) percent in the overall Current Budget, will require the written approval of the Bank which consent may be arbitrarily withheld. The Company shall not expend any funds other than in accordance with the Current Budget as provided herein, subject to deviation as provided in the preceding sentence. In no event shall the Current Budget be changed or modified without the prior written consent of the Bank. The inclusion of the reference to the Current Budget in this Agreement is not, and shall not be deemed to be, for the benefit of any contractor or materialman and no contractor or materialman shall rely thereon or shall be deemed or considered to be a third party beneficiary of any of the provisions of this Agreement.

                                    (v) On each December 1 for so long as the
                  Reimbursement Amount shall remain outstanding, the Company shall submit to the Bank for its prior written approval, which approval may be withheld in the Bank's sole and absolute discretion, the following items with respect to the use and operation of the Hotel during the following calendar year (collectively, the "Annual Business Plan"): (i) the Current Budget which shall include among other things, an operating budget on a monthly basis, and a budget for all capital improvements and capital replacements; (ii) a description of the marketing strategy for the Hotel; (iii) budgets, strategies, plans, and other information, if any, delivered to the Company by the Manager; and (iv) any other matters reasonably requested by the Bank with respect to the Company or the Hotel. The Company will furnish the Bank with the Annual Business Plan for approval no later than December 1 of each calendar year. The Bank's approval or disapproval (which disapproval must be accompanied by a statement of the reasons therefor) of the Annual Business Plan shall be given in the Bank's sole discretion within thirty (30) days after receipt thereof from the Company, and if the Bank neither approves or disapproves a proposed Annual Business Plan nor requests additional information in connection therewith within such thirty (30) day period, then such Annual Business Plan will be deemed approved. If the Bank rejects a proposed Annual Business Plan or requests additional information from the Company, then the Bank will provide the Company with written notice thereof and the Company will submit a revised proposed Annual Business Plan or such information within twenty (20) days of receipt of such rejection or request, and the Company shall thereafter have twenty (20) days to approve or disapprove the revised proposed Annual Business Plan. If the Company's proposed Annual Business Plan for a given year has not been approved by January 1 of such year, then the Annual Business Plan in effect for the immediately preceding year will be the effective Annual Business Plan for the current year or portion thereof until a new Annual Business Plan is approved by the Company, provided that during such period prior to the approval of a new Annual Business Plan by the Bank, an interim Current Budget shall be used which shall consist of (i) for line items with respect to which there is no dispute between the Company and the Bank, the interim Current Budget shall contain the amounts of such undisputed line items, and (ii) for all disputed line items, the amounts shall be (x) in the case of revenues, the greater of the amounts for such line items set forth in the approved Current Budget for the prior year and the actual revenues received for the previous year, and (y) in the case of expenses, the expenses set forth in the approved Current Budget for the prior year if the revenues in the interim Current Budget are based on revenues in the approved Current Budget for the prior year, or the actual expenses for the prior year if the revenues in the interim Current Budget are based on the actual revenues for the previous year, except that the actual expenses for any increases in taxes and insurance premiums shall be reflected in the interim Current Budget. In the event that no new Annual Business Plan is approved by the Company on or before April 1 of any year, then an independent third-party property manager shall be selected by the Bank which shall be reasonably acceptable to the Company, and such manager shall propose and approve an Annual Business Plan for such current year. The Company will operate the Hotel only in accordance with the Annual Business Plan then in effect, and any deviation of more than ten (10%) percent in any major category of the Current Budget then in effect, any deviation of more than ten (10%) percent in any item for capital improvements or capital replacements in the Current Budget then in effect, and any adverse deviation of more than ten (10%) percent in the overall Current Budget then in effect, will require the prior written consent of the Bank which consent may be arbitrarily withheld. The Company shall not expend any funds other than in accordance with the Annual Business Plan and the Current Budget as provided herein, subject to deviation as provided in the preceding sentence. The inclusion of the reference to the Current Budget and the Annual Business Plan in this Agreement is not, and shall not be deemed to be, for the benefit of any contractor or materialman and no contractor or materialman shall rely thereon or shall be deemed or considered to be a third party beneficiary of any of the provisions of this Agreement."

         (f) The Reimbursement Agreement is hereby amended by deleting Section 7(h) in its entirety and substituting the following therefor:

                  "(h) Transfers. The Company (i) will not sell, convey, assign, transfer, mortgage or encumber (or contract to sell, convey, assign, transfer, mortgage or encumber) the Hotel or any part thereof (other than obsolete or worn out fixtures and equipment replaced by adequate substitutes of equal or greater value than the replaced items when new, and other than inventory and supplies in the ordinary course of business), or any interest therein (legal or beneficial) nor will the Company ever be divested of title or any interest therein (legal or beneficial) in any manner or way, whether voluntary or involuntary, by operation of law or otherwise, (ii) will not permit, and there shall not occur, any (1) transfer of the partnership interest of any general partner of Company, (2) transfer of any limited partnership interest of Company, or (3) a new general or limited partner to be admitted to the Company, (iii) if any general or limited partner of Company or the general partner of any such general or limited partner, is a corporation, (A) none of its respective voting or nonvoting securities shall be sold, conveyed, assigned, or otherwise transferred (except upon the death or incapacity of a natural person) or pledged, hypothecated (in each instance, whether voluntarily or involuntarily) or otherwise transferred as security for debt or otherwise, (B) there shall be no increase in the number of issued and/or outstanding shares of voting or nonvoting securities of any general or limited partner of Company or the general partner of any such general or limited partner of Company, and (C) there shall not be created any additional classes of voting or nonvoting securities of any general or limited partner of Company or the general partner of any such general or limited partner of Company, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, with the result that no voting or nonvoting securities of any general or limited partner of Company or the general partner of any such general or limited partner of Company shall be sold or otherwise pledged, hypothecated or transferred as security for debt or shall be held by any person who or which is not a holder of such securities as of the date hereof or held by a person who is a holder of such voting securities as of the date hereof in a percentage different from the percentage interest held by such person as of the date hereof, and (iv) if Company or any general or limited partner of Company is a partnership, joint venture, syndicate or other group, neither all nor any portion of the interest of any partner, joint venturer or member thereof shall be sold, conveyed or otherwise transferred (except upon the death or incapacity of a natural person) or pledged, hypothecated or otherwise transferred as security for debt (in each instance whether voluntary or involuntary). Further, without the prior written consent of the Bank,
         (i) in no event shall the organizational documents of either the Company or any general partner of the Company be amended or modified in any manner whatsoever, (ii) in no event shall any amendment, modification, transfer, assignment, conveyance or any other change result in a change in the direct or indirect beneficial interest of Wyndham International, Inc. or Patriot American Hospitality, Inc. in the Company, and (iii) in no event shall the organizational documents of Wyndham International, Inc. or Patriot American Hospitality, Inc. or of any partner in the Company be amended or modified in any manner or shall there be any other change in the ownership of direct or indirect legal or beneficial interests in the Company that would require the consent of the lenders under the terms of the Patriot Loan Agreement. Any violation of the provisions of this paragraph, shall constitute an Event of Default and the Bank shall have no obligation to allege or show any

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




         impairment of its security and may pursue any remedy hereunder and/or any legal or equitable remedies for default without such allegation or showing."

         (g) The Reimbursement Agreement is hereby amended by deleting Section 7(x) in its entirety and substituting the following therefor:

                  "(x) Insurance. (i) The Company shall obtain and maintain, or cause to be maintained, insurance for the Company and the Hotel providing at least the following coverages:

                                    (A) Property Insurance. Insurance with
                  respect to the Hotel Improvements and building equipment insuring against any peril included within the classification "All Risks of Physical Loss" in amounts at all times sufficient to prevent the Bank from becoming a co-insurer within the terms of the applicable policies and under applicable law, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Hotel Improvements and building equipment, the term "full insurable value" to mean the actual replacement cost of the Hotel Improvements and building equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by the Company and acceptable to the Bank and in no event less than the coverage required pursuant to the terms of any Lease and in no event in an amount less than an amount reasonably acceptable to the Bank;

                                    (B) Liability Insurance. Comprehensive
                  general liability insurance, including bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon the Bank and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Hotel in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Hotel but in no event for a combined single limit of less than an amount acceptable to the Bank;

                                    (C) Workers' Compensation Insurance.
                  Statutory workers' compensation insurance with respect to any work on or about the Hotel;

                                    (D) Business Interruption. Business
                  interruption and/or loss of "rental income" insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than one (1) year from the date of casualty or loss, the term "rental income" to mean the sum of (A) the total then ascertainable Rents from the Hotel and (B) the total ascertainable amount of all other amounts to be received by the Company from third parties, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Hotel then not being occupied or utilized;

                                    (E) Boiler and Machinery Insurance. Broad
                  form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Hotel and insurance against loss of occupancy or use arising from any breakdown in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Hotel;

                                    (F) Flood Insurance. Flood insurance in an
                  amount at least equal to the lesser of (A) the Reimbursement Amount, or (B) the maximum limit of coverage available for the Hotel under the National Flood Insurance Act of 1968, The Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and

                                    (G) Other Insurance. Such other insurance
                  with respect to the Hotel against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Hotel, including, without limitation, earthquake and hurricane insurance, but in no event in an amount less than an amount reasonably acceptable to the Bank.

                           (ii) All insurance provided for in Section 7(x)(i) above shall be obtained under valid and enforceable policies (the INSURANCE POLICIES or in the singular, the INSURANCE POLICY), and shall be issued by either the insurers who insure the Hotel Improvements on the Effective Date of the Modification Agreement or one or more other domestic primary insurer(s) having (A) a claims paying rating ability of not less than "A" as assigned by one or more credit rating agencies approved by the Bank and (B) a general policy rating of A or better and a financial class of VI or better by A.M. Best Company, Inc. (each such insurer shall be referred to below as a QUALIFIED INSURER). All insurers providing insurance required by this Agreement shall be authorized to issue insurance in the jurisdiction in which the Hotel is located. The Insurance Policy referred to in Section 7(x)(i)(B) above shall name the Bank as an additional named insured and the Insurance Policy referred to in Sections 7(x)(i)(A), (D), (E), (F) and, if applicable, (G) above shall provide that all proceeds be payable to the Bank as set forth in Section 7(aaa) hereof. The Insurance Policies referred to in Sections 7(x)(i)(A), (E), (F) and, if applicable, (G) shall also contain: (1) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by the Bank notwithstanding the negligent or willful acts or omission of the Bank; (2) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to the Bank; and (3) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of similar properties in the general vicinity of the Hotel, but in no event in excess of an amount acceptable to the Bank. All Insurance Policies described in Section 7(x)(i) above shall contain (x) a provision that such Insurance Policies shall not be cancelled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to the Bank in each instance; and (y) include effective waivers by the insurer of all claims for Insurance Premiums (defined below) against any loss payees, additional insureds and named insureds (other than the Company). Certificates of insurance with respect to all renewal and replacement Insurance Policies shall be delivered to the Bank not less than ten (10) days prior to the expiration date of any of the Insurance Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums (the INSURANCE PREMIUMS). Originals or certificates of such replacement Insurance Policies shall be delivered to the Bank promptly after the Company's receipt thereof but in any case within thirty (30) days after the effective date thereof. If the Company fails to maintain and deliver to the Bank the original Insurance Policies or certificates of insurance required by this Agreement, upon ten (10) days' prior notice to the Company, the Bank may procure such insurance at the Company's sole cost and expense.

                           (iii) The Company shall comply in all material respects with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any portion of the Hotel or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by the Company on or with respect to any part of the Hotel pursuant to this Section 7(x).

                           (iv) If the Hotel shall be damaged or destroyed, in whole or in part, by fire or other casualty, the Company shall give prompt notice of such damage to the Bank and provided that the Bank shall have received the insurance proceeds, the Company shall promptly commence and diligently prosecute the completion of the repair and restoration of the Hotel as nearly as possible to the condition the Hotel was in immediately prior to such fire or other casualty, with such alterations as may be approved by the Bank (the Restoration) and otherwise in accordance with Section 7(aaa) of this Agreement.

                           (v) The insurance coverage required under Section 7(i)(B) may be satisfied by a layering of Comprehensive General Liability, Umbrella and Excess Liability Policies, but in no event will the Comprehensive General Liability policy be written for an amount less than an amount acceptable to the Bank's combined single limit for bodily injury and property damage liability."

         (h) The Reimbursement Agreement is hereby amended by deleting Section 7(gg) in its entirety and substituting the following therefor:

                  "(gg) Leasing. Except as otherwise consented to by the Bank, all Leases shall be written on the standard form of lease which has been approved by the Bank. Upon request, the Company shall furnish the Bank with executed copies of all Leases. No material changes may be made to the Bank-approved standard lease without the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed. Proposed Leases and renewals of existing Leases shall not be subject to the prior approval of the Bank if the renewal is pursuant to the terms of an existing Lease or if the proposed renewal or new Lease (i) is on the Bank- approved form, subject only to commercially reasonable variations therefrom, (ii) is negotiated in an arms'-length transaction with a third party not affiliated with the Company, (iii) provides for rental rates and terms comparable to existing local market rates and (iv) is consistent with the current ordinary course of business at the Hotel. All other proposed Leases and renewals of existing Leases shall be subject to the prior approval of the Bank. All Leases shall be subordinate to this Agreement, the Mortgage and the other L/C Documents. All new Leases shall provide that they are subordinate to all mortgages on the Hotel, and that the lessee agrees to attorn to the Bank and any other holder of such mortgage. The Company (1) shall observe and perform all the obligations imposed upon the lessor under the Leases if the failure to perform or observe the same would materially and adversely affect the value of the Hotel taken as a whole and shall not do or permit to be done anything to materially impair the value of the Leases as security for the indebtedness of the Company hereunder and under the other L/C Documents; (2) shall promptly send copies to the Bank of all notices of default which the Company shall send or receive thereunder; (3) shall enforce in a commercially reasonable manner all of the material terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed; (4) shall not collect any of the Rents more than one (1) month in advance, (except a security deposit shall not be deemed rent collected in advance); (5) shall not execute any other assignment of the lessor's interest in the Leases or the Rents; (6) shall not (A) materially alter, modify or change the terms of any of the Leases without the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed if the alteration, modification or change does not materially and adversely affect the value of the Hotel taken as a whole and provided further that such Lease, as altered, modified or changed, is otherwise in compliance with the requirements of this Agreement and the other L/C Documents; provided, however that no such consent shall be required for Leases, if after giving effect to such alteration, modification or change the Lease would not have required the Bank's consent in the first instance or (B) cancel or terminate any Lease (except for defaults thereunder), or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of any portion of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (7) shall not alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to the Leases (the Lease Guaranty) or cancel or terminate such Lease Guaranty without the prior written consent of the Bank; and (8) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of the Bank."

         (i) The Reimbursement Agreement is hereby amended by adding the following new Section 7(uu):

                  "(uu) Payment of Taxes, Etc. (a) The Company shall pay, or cause to be paid, by their due date (except as otherwise set forth in subsection (c) hereof) taking into account all applicable extensions, all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Hotel or any part thereof (the TAXES), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Hotel or any part thereof (the OTHER CHARGES), and all charges for utility services provided to the Hotel as same become due and payable. The Company will deliver to the Bank, promptly upon the Bank's request, evidence satisfactory to the Bank that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. The Company shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Hotel or any portion thereof. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with the Bank in accordance with the terms of this Agreement or any of the other L/C Documents, Borrower shall furnish to the Bank paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

                  (b) After prior written notice to the Bank, the Company, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes or Other Charges, provided that (i) no Event of Default has occurred and is continuing under this Agreement or any of the other L/C Documents, (ii) the Company is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Hotel, (iii) such proceeding shall suspend the collection of such Taxes and Other Charges from the Company and from the Hotel or the Company shall have paid all of the Taxes and Other Charges under protest (if required to do so under applicable law), (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Company is subject and shall not constitute a default thereunder, (v) neither the Hotel nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, (vi) the Company shall have set aside adequate reserves for the payment of the Taxes and other Charges, together with all interest and penalties thereon, unless the Company has paid all of the Taxes and Other Charges under protest, and
         (vii) if the Company has not paid the contested Taxes and Other Charges under protest, the Company shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by the Bank to insure the payment of any contested Taxes and Other Charges, together with all interest and penalties thereon, taking into consideration the amount in any escrow fund being held by the Bank and available for the payment of Taxes and Other Charges.

                  (c) On August 3, 1998, the Company shall deposit with the Bank the sum of $3,245,137 with respect to the Taxes accruing prior to such date. In addition to the foregoing, in the event that any contested Taxes with respect to the Hotel or any portion thereof have not been paid in full on or prior to September 30, 1998, the Company shall deposit with the Bank, on October 1, 1998, an additional amount equal to the difference between $3,245,137 and the full amount of all such contested Taxes as estimated by the Bank. Further, upon request of the Bank, the Company shall deposit with the Bank, monthly, on the first Business Day of each month, one-twelfth (1/12th) of the annual Taxes relating to the Hotel or any portion thereof. On the third Business Day following such request from the Bank, the Company shall deposit with the Bank a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments. Deposits shall be made on the basis of the Bank's estimate from time to time of the Taxes for the current year (after giving effect to any reassessment or, at the Bank's election, on the basis of the Taxes for the prior year, with adjustments when the Taxes are fixed for the then current year). All funds so deposited shall be held by the Bank, in an interest bearing account. The Company hereby grants to the Bank a security interest in all funds so deposited with the Bank for the purpose of securing the obligations of the Company hereunder and under the other L/C Documents. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the obligations of the Company to the Bank or any other charges affecting the security of the Bank, as the Bank may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by the Bank. The Company shall furnish the Bank with bills for the Taxes for which such deposits are required at least thirty (30) days prior to the date on which the Taxes first become payable, or if the Company has not received the bills for the Taxes by such date, then the Company shall furnish such Tax bills to the Bank within two Business Days of the Company's receipt of such bill. If at any time the amount on deposit with the Bank, together with amounts to be deposited by the Company before such Taxes are payable, is insufficient to pay such Taxes, the Company shall deposit any deficiency with Bank immediately upon demand. The Bank shall apply the moneys so deposited to the payment of such Taxes when the amount on deposit with the Bank is sufficient to pay such Taxes and the Bank has received a bill for such Taxes."

         (j) The Reimbursement Agreement is hereby amended by adding the following new Section 7(vv):

                  "(vv) Maintenance of Property. The Company shall cause the Hotel to be maintained in a good and safe condition and repair. Neither the Hotel Improvements nor the Hotel Personalty nor any portion thereof shall be removed, demolished or materially altered (except for normal replacement of the Hotel Personalty) without the prior written consent of the Bank either on a case by case basis or in connection with the Bank's approval of the Current Budget to the extent that such Current Budget specifically and expressly describes the nature and extent of the proposed removal, demolition or alteration of a specified item. The Company shall promptly repair, replace or rebuild any part of the Hotel which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any condemnation or other similar proceeding and shall complete and pay for any structure at any time in the process of construction or repair on the Land. The Company shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Hotel or any part thereof. If under applicable zoning provisions the use of all or any portion of the Hotel is or shall become a nonconforming use, the Company will not cause or permit the nonconforming use or Hotel Improvement to be discontinued or abandoned without the express written consent of the Bank."

         (k) The Reimbursement Agreement is hereby amended by adding the following new Section 7(ww):

                  "(ww) Performance of Other Agreements. The Company shall observe and perform each and every material term to be observed or performed by the Company pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Hotel."

         (l) The Reimbursement Agreement is hereby amended by adding the following new Section 7(xx):

                  "(xx) Partnership Distributions. The Company will make no distributions of cash or property of any type or nature to any partner in the Company."

         (m) The Reimbursement Agreement is hereby amended by adding the following new Section 7(yy):

                  "(yy) Management. There shall be no change in the day-to-day control and management of the Hotel without the prior written consent of the Bank. The Company shall not terminate or replace Williams or any other manager hereafter approved by the Bank (collectively, the MANAGER) or appoint a new Manager for all or any portion of the Hotel or with respect to any operation within the Hotel or terminate or amend the Management Agreement for the Hotel without the Bank's prior written approval. Any change in ownership or control of Williams or any other Manager shall be cause to require the re-approval of such Manager and Management Agreement by the Bank. The Manager shall hold and maintain all necessary licenses, certifications and permits required by law for the use, occupancy, management and operation of the Hotel and each component thereof. The Company shall fully perform all of its material covenants, agreements and obligations under the Management Agreement. Notwithstanding the foregoing, the Bank shall deem either Wyndham International, Inc. or Wyndham International Operating Partnership, Inc. acceptable as a replacement Manager provided that the terms of any new management agreement are acceptable to Bank and such replacement Manager executes such documents and agreements in favor of the Bank as the Bank shall request in substantially the same substance as those documents executed by the prior Manager in favor of the Bank."

         (n) The Reimbursement Agreement is hereby amended by adding the following new Section 7(zz):

                  "(zz) Affiliate Transactions. Without the prior written consent of the Bank, the Company shall not engage in any transaction affecting the Hotel with an Affiliate of the Company, except to the extent of any payment made to any such Affiliate under the Management Agreement as approved by the Bank or which constitutes a Bona Fide Cost and is otherwise expressly permitted hereunder."

         (o) The Reimbursement Agreement is hereby amended by adding the following new Section 7(aaa):

                  "(aaa) Use and Application of Insurance Proceeds. The Bank shall apply insurance proceeds to costs of restoring the Hotel or to the Reimbursement Amount as follows:

                                    (i) if the loss is less than or equal to
                  $25,000,000, the Bank shall apply the insurance proceeds to the Company's Restoration of the Hotel provided (A) no Event of Default or Default exists, and (B) the Company promptly commences and is diligently pursuing Restoration of the Hotel;

                                    (ii) if the loss exceeds $25,000,000 but is
                  not more than 25% of the replacement value of the Hotel Improvements (for projects containing multiple phases or stand alone structures, such calculation to be based on the damaged phase or structure, not the project as a whole), the Bank shall apply the insurance proceeds to the Company's Restoration of the Hotel provided that at all times during such Restoration (A) no Event of Default or Default exists;
                  (B) the Bank determines that there are sufficient funds available to restore and repair the Hotel to a condition approved by the Bank; (C) the Bank determines that the net operating income of the Hotel during Restoration will be sufficient to pay debt service under this Agreement; (D) the Bank determines that Restoration and repair of the Hotel to a condition approved by the Bank will be completed within three
                  (3) months after the date of loss or casualty and in any event at least thirty (30) days prior to the Maturity Date; and (E) the Company promptly commences and is diligently pursuing Restoration of the Hotel;

                                    (iii) if the conditions set forth above are
                  not satisfied or the loss exceeds the amount and percentage specified in Subsection (ii) above, in the Bank's sole discretion, the Bank may apply any insurance proceeds it receives to the repayment of the Reimbursement Amount or any other amount outstanding hereunder or under any of the other L/C Documents or allow all or a portion of such proceeds to be used for the Restoration of the Hotel; and

                                    (iv) if the loss exceeds $500,000 and
                  insurance proceeds are to be applied to Restoration of the Hotel as provided herein, such insurance proceeds will be disbursed on receipt by the Bank of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, title endorsements, and architects' certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances, including, without limitation, the General Disbursement Conditions."

         (p) The Reimbursement Agreement is hereby amended by adding the following new Section 7(bbb):

                  "(bbb) Condemnation. The Company shall promptly give the Bank notice of the actual or, threatened commencement of any condemnation or eminent domain proceeding and shall deliver to the Bank copies of any and all papers served in connection with such proceedings. The Bank may participate in any such proceedings to the extent permitted by law. Upon an Event of Default, the Company shall deliver to the Bank all instruments requested by it to permit such participation. The Company shall, at its expense, diligently prosecute any such proceedings, and shall consult with the Bank, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), the Company shall continue to pay the Reimbursement Amount and all other indebtedness outstanding hereunder at the time and in the manner provided for its payment hereunder and such indebtedness shall not be reduced until any award or payment therefor shall have been actually received and applied by the Bank, after the deduction of expenses of collection, to the reduction or discharge of the indebtedness outstanding hereunder. The Bank shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein. If the Hotel or any portion thereof is taken by the power of eminent domain, the Company shall promptly commence and diligently prosecute the Restoration of the Hotel in accordance with the provisions respecting Restoration of the Hotel following a casualty and receipt by the Company of insurance proceeds as provided in Section 7(aaa) of hereof and the Bank shall make the proceeds available for Restoration as provided in said Section 7(aaa). If the Hotel is sold, through foreclosure or otherwise, prior to the receipt by the Bank of the award or payment, the Bank shall have the right, whether or not a deficiency judgment shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the indebtedness outstanding hereunder and under the other L/C Documents."

         (q) The Reimbursement Agreement is hereby amended by deleting Section 8(p) in its entirety and substituting the following therefor:

         "(p) Location of Company. The place of business or chief executive office of the Company is located at 1000 El Conquistador Avenue, Las Croabas, Fajardo, P.R. 00738, Attention: General Manager. The Company will give the Bank prior written notice of any relocation of such office."

         (r) The Reimbursement Agreement is hereby amended to provide that, in addition to all of the other Events of Default as defined in the Reimbursement Agreement, the occurrence of any of the following events shall constitute an Event of Default under the Reimbursement Agreement:

                           (i) Any representation or warranty of any of the Company (A) contained in this Agreement, (B) contained in any certificate delivered in connection therewith, or (C) made to CRE concerning the financial condition or creditworthiness of the Company, shall prove to have been false or misleading in any material respect.

                           (ii) The failure by the Company to perform or observe any of the agreements or covenants contained in this Agreement and the continuance of such failure for thirty (30) days after notice by CRE to the Company.

                           (iii) Any default beyond any applicable period of notice or grace by the Guarantor, the Company or any affiliate of the Guarantor or the Company under that certain Patriot Loan Agreement.

         Notwithstanding anything contained herein to the contrary, (i) neither the notice nor applicable grace or cure periods described in subsections (i), (ii) or (iii) hereof shall have any applicability to any of the other Events of Default as defined in the Reimbursement Agreement, (ii) in no event shall any of the notice and/or grace periods provided for herein or in any of the other L/C Documents or Additional Security Documents be considered to be in addition to any other notice or grace period provided therein, and (iii) any applicable notice or grace period shall run concurrently with and not in addition to any other notice or grace period to which the Owner shall be entitled either hereunder or under any of the other L/C Documents or Additional Security Documents.

         (s) The Reimbursement Agreement is hereby amended by deleting Section 14(t) in its entirety and substituting the following therefor:

                           "(t) Limitation of Liability. The Company shall be personally liable for all amounts due under this Agreement and/or any of the other L/C Documents; provided, however, that, except as provided below, none of the general partners of the Company shall be personally liable for such amounts. The general partners of the Company shall be personally liable for any deficiency, loss or damage suffered by the Bank with respect to or in connection with this Agreement, the L/C Documents or any of the indebtedness evidenced or secured hereby or thereby, because of: (a) the commission of a criminal act by the Company or any Affiliate of

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




         the Company, (b) the failure to comply with provisions of the L/C Documents prohibiting the sale, transfer, encumbrance or other Transfer of the Hotel or any portion thereof, any other collateral, or any direct or indirect ownership interest in the Company or its partners;
         (c) the misapplication or conversion by the Company or any of its Affiliates of any revenues or other funds derived from the Hotel, including management fees, security deposits, insurance proceeds and condemnation awards; (d) any fraud or misrepresentation of a material fact by the Company or any of its Affiliates made in or in connection with the L/C Documents; (e) the Company's or its Affiliate's collection of rents more than one month in advance but only if such collection of rents is in violation of this Agreement or any of the other L/C Documents, or entering into or modifying any Leases with respect to the Hotel, or receipt of monies by the Company or any of its Affiliates in connection with the modification of any such Leases, in violation of this Agreement or any of the other L/C Documents; (f) the Company's failure to apply revenues or proceeds of rents or any other payments received by the Company or its Affiliates with respect to the Hotel and other income of the Hotel or any other collateral to the costs of maintenance and operation of the Hotel and to the payment of taxes, lien claims, insurance premiums, debt service and other amounts due under the L/C Documents; (g) the Company's failure to maintain insurance as required by this Agreement or any of the other L/C Documents or to pay any taxes or assessments affecting the Hotel, or any portion thereof; (h) the intentional interference by the Company or its Affiliates with the Bank's exercise of rights under any Assignment of Rents or under the Assignment of Accounts Receivable; (i) any damage or destruction to the Hotel caused by the acts or omissions of the Company or any of its Affiliates, or any of their respective agents, employees, or contractors to the extent not covered by insurance proceeds; (j) the Company's obligations with respect to environmental matters pursuant to the New Environmental Indemnity; (k) the Company's failure to pay for any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by the Bank arising out of any claim or allegation made by the Company, its successors or assigns, or any creditor of the Company, that this Agreement or the transactions contemplated hereby or by any of the other L/C Documents establish a joint venture, partnership or other similar arrangement between the Company and the Bank; (l) any brokerage commission or finder's fees claimed by anyone other than by virtue of a written agreement with the Bank in connection with the transactions contemplated by the L/C Documents; (m) the Company's obligations with respect to the payment of any and all real estate property taxes and personal property taxes and any other governmental lienable charges against the Hotel or any portion thereof including, without limitation, real property taxes for the all prior years which, as of August 3, 1998, remain outstanding and unpaid; (n) the avoidance, or any action seeking the avoidance, of any transfer of an interest in property of the Company to or for the benefit of Bank pursuant to Section 544, 547, 548 or 550 of the Bankruptcy Code or any similar statute under applicable law; or (o) any
         (i) voluntary bankruptcy or insolvency proceeding, or (ii) involuntary bankruptcy or insolvency proceeding with respect to the Company commenced by an affiliate of the Company which is not dismissed within ninety (90) days of filing. None of the foregoing limitations on liability for amounts due under the L/C Documents shall in any way impair the validity of the indebtedness evidenced thereby or the validity of the indebtedness secured by the L/C Documents or the lien on or security interest in the collateral or the right of the secured party to enforce the lien or security interest or other interest in the collateral or any part thereof after default by the Company. Further, none of the foregoing limitations on the personal liability of the general partners of the Company shall modify, diminish or discharge the personal liability of any guarantor or indemnitor of the Company's obligations hereunder. Nothing herein shall be deemed to be a waiver of any right which the Bank may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code, as such sections may be amended, or corresponding or superseding sections of the Bankruptcy Amendments and Federal Judgeship Act of 1984, to file a claim against the estate of the Company for the full amount due to the Bank under the L/C Documents or to require that all collateral shall continue to secure the amounts due under the L/C Documents."

         (t) Exhibit "D" attached to and made a part of the Reimbursement Agreement is hereby deleted and Exhibit F attached to and made a part hereof is substituted in lieu thereof.

         (u) The Consent and Waiver Agreement, dated as of March 31, 1998, by and between the Company and BTM ("Consent and Waiver"), is hereby amended to delete Sections 1(c), (d), (e) and (f) (collectively, the "Deleted Sections") in their entireties. As a result of such modification to the Consent and Waiver, it is hereby agreed that the Company shall not consummate any of the transactions contemplated in any of the Deleted Sections without the prior written consent of CRE, which consent, as to the transactions contemplated in Sections 1(d) and (f) only, shall not be unreasonably withheld.

         10. Modification of Reimbursement Agreement and L/C Documents. (a) All references to the Reimbursement Agreement set forth in the L/C Documents shall refer to and mean the Reimbursement Agreement as assigned and modified hereby and any subsequent modifications and/or amendments thereto, such that from and after the Effective Date, the L/C Documents shall evidence and/or secure, among other things, the obligations of Owner to CRE under the Reimbursement Agreement, as assigned and modified hereby and as subsequently modified and/or amended. Notwithstanding anything to the contrary contained in any of the L/C Documents, the limitation of liability provisions of Section 14(t) of the Reimbursement Agreement, as modified hereby, shall supersede and control any and all other limitation of liability provisions contained in any of the other L/C Documents.

         11. Notices. (a) All notice provisions in the Reimbursement Agreement and each of the other L/C Documents shall be modified to provide that notices to BTM, the issuer of the Letter of Credit or the "Bank" shall hereafter be addressed to CRE as follows:

                  Citicorp Real Estate, Inc.
                  599 Lexington Avenue
                  20th Floor, Zone 1
                  New York, New York 10043
                  Attention: General Counsel
                  Reference: El Conquistador, Puerto Rico
                  Telecopier: (212) 793-5158

                  With copies to:

                  Citicorp Real Estate, Inc.
                  399 Park Avenue
                  New York, New York 10043
                  Attention: Jeffrey A. Warner
                  Reference: El Conquistador, Puerto Rico
                  Telecopier: (212) 793-6314

                      and

                  Weil, Gotshal & Manges
                  701 Brickell Avenue
                  Suite 2100
                  Miami, Florida 33131
                  Attention: Richard A. Morrison, Esq.
                  Telecopier: (305) 374-7159

         (b) All notice provisions in the Reimbursement Agreement and each of the other L/C Documents shall be modified to provide that notices to the Owner shall hereafter be addressed to the Owner as follows:

                  El Conquistador Partnership L.P.
                  1000 El Conquistador Avenue
                  Las Croabas, Fajardo, PR 00738
                  Attention: General Manager
                  Telecopier: (787) 860-3200
                  with copies to:

                  Patriot American Hospitality, Inc.
                  590 Madison Avenue
                  New York, NY 10022
                  Attention:  William W. Evans, III
                  Telecopier:       (212) 521-1482

                  and

                  Shack & Siegel, PC
                  530 Fifth Avenue
                  New York, NY 10036
                  Attention:  Pamela E. Flaherty, Esq.
                  Telecopier:  (212) 730-1964

         12. Confirmation of Mortgages and Liens Upon Property.

         (a) The Owner acknowledges and agrees that the Fee Mortgage constitutes, and continues to be, a valid first mortgage lien and security interest upon the Mortgaged Property (as defined therein) in favor of CRE, as the assignee of BTM under the Collateral Pledge Agreement and the Second Collateral Pledge Agreement, (collectively, the "Collateral Pledge Agreements"), and as the holder of the Notes and the holder of the rights of BTM under the Reimbursement Agreement, subject only to permitted encumbrances as provided therein, that the obligations of the Owner under the Reimbursement Agreement, as modified hereby, are secured by, among other things, the Collateral Pledge Agreements, the Notes and the Fee Mortgage, as amended hereby, and that the Fee Mortgage and each of the other L/C Documents, as amended hereby, constitute valid and subsisting agreements and obligations of the Owner. Nothing herein is intended to, nor shall it, constitute a novation of the indebtedness secured by the Collateral Pledge Agreements, the Notes or the Fee Mortgage. The Mortgaged Property (as defined in the Fee Mortgage) is and shall remain subject to and encumbered by the lien, charge and encumbrance of the Fee Mortgage, and nothing herein contained shall affect or be construed to affect the lien or encumbrance of the Fee Mortgage or the priority thereof over other liens or encumbrances.

         (b) The Owner acknowledges and agrees that the Leasehold Mortgage constitutes, and continues to be, a valid first mortgage lien and security interest upon the Mortgaged Property (as defined therein) in favor of CRE, as assignee of BTM under the Collateral Pledge Agreements and as the holder of the Notes and the holder of the rights of BTM under the Reimbursement Agreement, subject only to permitted encumbrances as provided therein, that the obligations of the Owner under the Reimbursement Agreement, as modified hereby, are secured by, among other things, the Collateral Pledge Agreements, the Notes and Leasehold Mortgage, as amended hereby, and that the Leasehold

Mortgage and each of the other L/C Documents, as amended hereby, constitute valid and subsisting agreements and obligations of the Owner. Nothing herein is intended to, nor shall it, constitute a novation of the indebtedness secured by the Collateral Pledge Agreements, the Notes or the Leasehold Mortgage. The Mortgaged Property (as defined in the Leasehold Mortgage) is and shall remain subject to and encumbered by the lien, charge and encumbrance of the Leasehold Mortgage, and nothing herein contained shall affect or be construed to affect the lien or encumbrance of the Leasehold Mortgage or the priority thereof over other liens or encumbrances.

         13. Ratification. Except as expressly modified and amended herein, the Owner covenants and agrees that all of the terms, covenants, promises, warranties, representations and conditions of the Reimbursement Agreement and the other L/C Documents shall remain unmodified and in full force and effect. The Owner hereby ratifies and confirms each of its obligations under the Reimbursement Agreement and the other L/C Documents, as hereby modified.

         14. Effective Date. This Agreement shall be effective as of August 3, 1998 (the "Effective Date").

         15. Indemnifications. The Owner hereby agrees to indemnify and hold CRE and BTM and their respective officers, directors, shareholders, counsel, employees, agents and servants and their respective heirs, successors and assigns (collectively, the "Indemnified Parties") harmless from and against any and all claims, damages, actions, costs, expenses, liabilities or losses of any kind whatsoever (including, without limitation, court costs, reasonable attorneys' and paralegals' fees and disbursements through and including any appellate proceedings at all levels and any special proceedings) whether known or unknown, at law or in equity, irrespective of whether such claims arise out of contract, tort, violation of laws or regulations or otherwise, incurred by any Indemnified Party by reason of, under, arising out of, related to or in connection in any manner with the Bonds, this Agreement, the Additional Security Documents, the Reimbursement Agreement (as assigned and amended hereby), any of the other L/C Documents (as assigned and amended hereby) or any of the transactions contemplated hereunder or thereunder, including, without limitation, those arising from the joint, concurrent, or comparative negligence of the Indemnified Parties, except to the extent any of the foregoing is caused solely by such Indemnified Parties' gross negligence or willful misconduct.

         16. No Defenses. The Owner hereby acknowledges, confirms and warrants to the Authority, Trustee, BTM and CRE that, as of the Effective Date, the Owner has absolutely no defenses, claims, rights of set-off or counterclaims against the Authority, Trustee, BTM and/or CRE under, arising out of, or in connection with, the Bonds, the Additional Security Documents, the Reimbursement Agreement or any of the other L/C Documents, as assigned and amended hereby, this Agreement or any of the transactions contemplated hereby or by any of the foregoing documents, or against any of the indebtedness evidenced or secured by any of the foregoing, any and all of which the Owner hereby expressly waives.

         17. Release. The Owner acknowledges that it is executing this Agreement as its own voluntary act and free from duress and undue influence and upon and with the advice of counsel. The Owner hereby unconditionally and irrevocably releases, acquits and discharges the Authority, Trustee, BTM and CRE and their respective predecessors, subsidiaries, affiliates, and their respective employees, officers, directors, shareholders, agents, representatives, servants and counsel (collectively, the "Released Parties") from any and all claims, demands, actions, causes of actions, suits, debts, costs, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, expenses and liabilities whatsoever, known or unknown, at law or in equity, irrespective of whether such claims arise out of contract, tort, violation of laws or regulations or otherwise, which the Owner ever had, now has or hereafter can, shall or may have against any of the Released Parties or any of them for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to and including the date hereof arising out of, in connection with, or related in any manner to the Bonds, the Hotel, the Reimbursement Agreement, the L/C Documents, the Additional Security Documents, this Agreement or any of the transactions contemplated hereby or thereby, except that each of the parties hereto shall continue to be responsible for executing such additional documents as may be necessary to carry out the intent of this Agreement as provided in Section 19 hereof.

         18. Conflicts with L/C Documents. In the event of any conflict between the terms of the L/C Documents and this Agreement, the terms of the document which shall enlarge the rights or remedies of CRE, grant to CRE greater financial security, or better insure the payment and performance in full of all obligations of the Owner to CRE hereunder or under any of the L/C Documents, shall control. Whenever possible, the provisions of this Agreement shall be deemed supplemental to and not in derogation of the L/C Documents.

         19. Further Assurances . The parties hereto will, whenever and as often as shall be reasonably requested to do so by any other party hereto, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments and all other instruments and documents as may be reasonably necessary to complete the transactions herein contemplated and to carry out the intent and purposes of this Agreement. The Owner shall, upon request, pay for all reasonable costs and expenses incurred by any party in connection therewith.

         20. Limitation of BTM Liability. The parties hereto acknowledge and agree that BTM shall have absolutely no express or implied obligation or liability hereunder to any party hereto other than the Owner, CRE, and their successors and assigns, and that BTM's obligations and liabilities hereunder shall be limited to those obligations or liabilities of BTM arising in favor of the Owner, CRE, and their successors and assigns, under the provisions of Sections 1, 2, 3(a), 6, 14, 19 and 21 hereof (the parties hereto acknowledging that BTM has no obligations or liabilities to Owner pursuant to Sections 3(a) and 6 hereof). Without limiting the foregoing, BTM shall have no obligation, express or implied, with respect to the truth and accuracy of any representations or warranties of any other party set forth in this Agreement.

         21. Miscellaneous.

                           (a) Modifications and Amendments. This Agreement may
only be modified, altered or amended by an agreement in writing executed by all of the parties hereto.

                           (b) Headings. The headings of the articles, sections
and subsections of this Agreement are for convenience and reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

                           (c) Reimbursement of Expenses. The Owner hereby
agrees to pay all expenses incurred by the Authority, the Trustee, BTM and CRE in connection with this Agreement and each of the Additional Security Documents and the transactions contemplated hereby and thereby, including, without limitation, the fees and expenses of the Authority's, the Trustee's, BTM's or CRE's reasonable attorneys, environmental, engineering and other consultants, and fees, charges or taxes for the recording or filing of this Agreement, any of the L/C Documents, any of the Additional Security Documents, and any other documents, instruments or agreements in connection with the transactions contemplated hereby.

                           (d) Time; Construction; Exhibits. Time is of the
essence of each provision of this Agreement. All references to the singular or plural number or masculine, feminine or neuter gender shall, as the context requires, include all others. All references to sections, paragraphs, and exhibits are to this Agreement unless otherwise specifically noted. The use of the words "hereof", "hereunder", "herein" and words of similar import shall refer to this entire Agreement and not to any particular section, paragraph or portion of this Agreement unless otherwise specifically noted. All exhibits attached hereto are by this reference made a part of this Agreement for all purposes.

                           (e) Judicial Interpretation. Should any provision of
this Agreement, the Reimbursement Agreement, the L/C Documents or any of the Additional Security Documents require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

                           (f) Validity of Provisions. Any provision of this
Agreement which may prove unenforceable under law shall not affect the validity of the other provisions hereof.

                           (g) Counterparts . To facilitate execution, this
Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgments of each of the parties hereto.

                           (h) Construction. This Agreement shall be construed
in accordance with the laws of the State of New York without regard to the principles of conflicts of laws. Notwithstanding the prior sentence of this subsection (h) or anything else contained in this Agreement to the contrary, to the extent that this Agreement contains any provisions (collectively, the "Amending Provisions") which modify any L/C Document, which by its terms is governed by the laws of the Commonwealth of Puerto Rico, the Amending Provisions shall, to the extent that such provisions modify any such L/C Documents, be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico without regard to the principles of conflicts of law.

                           (i) Binding Effect. This Agreement shall be binding
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                           (j) Merger. This Agreement constitutes the entire
agreement among the parties with respect to the subject matter thereof and merges with and supersedes all prior and contemporaneous agreements and understandings among the parties hereto.

                           (k) Usury Laws. This Agreement, the Additional
Security Documents, the Reimbursement Agreement and the L/C Documents as assigned and amended hereby are subject to the express condition that at no time shall Owner be obligated or required to pay interest on the Reimbursement Amount or any portion thereof or any other charges or amounts at a rate which could subject CRE or any other the holder of the Additional Security Documents, the Reimbursement Agreement or any of the other L/C Documents as assigned and amended hereby to either civil or criminal liability as a result of being in excess of the maximum interest rate which Owner is permitted by applicable law to contract or agree to pay. If by the terms of the Additional Security Documents, this Agreement, the Reimbursement Agreement or any of the other L/C Documents as assigned and amended hereby, Owner is at any time required or obligated to pay interest on the indebtedness evidenced thereby, or any portion thereof or any other charges or amounts at a rate in excess of such maximum rate, the rate of interest and other charges or amounts under the terms of the Additional Security Documents, this Agreement, the Reimbursement Agreement or any of the other L/C Documents as assigned and amended hereby shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Reimbursement Amount. All sums paid or agreed to be paid to CRE for the use, forbearance, or detention of the indebtedness evidenced by this Agreement, the Additional Security Documents, the Reimbursement Agreement and the other L/C Documents as assigned and amended hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum lawful rate of interest from time to time in effect and applicable to such debt for so long as such debt is outstanding.

                           (l) Waiver of Jury Trial. TO THE MAXIMUM EXTENT
PERMITTED BY LAW, THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY, IRREVOCABLY AND INTENTIONALLY FOREVER WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REIMBURSEMENT AGREEMENT, THE L/C DOCUMENTS, THE ADDITIONAL SECURITY DOCUMENTS, OR ANY OTHER DOCUMENTS REFERENCED HEREIN OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THIS AGREEMENT, THE REIMBURSEMENT AGREEMENT, THE L/C DOCUMENTS OR THE ADDITIONAL SECURITY DOCUMENTS OR IN ANY WAY RELATING TO THE HOTEL (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY SUCH DOCUMENTS, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT OR ANY OF SUCH DOCUMENTS WERE FRAUDULENTLY INDUCED OR ARE OTHERWISE VOID OR VOIDABLE); THIS WAIVER BEING A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

                   [THE REMAINDER OF THIS PAGE IS LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives all as of the date and year first above written.

                     EL CONQUISTADOR PARTNERSHIP L.P., a Delaware limited partnership

                     By: Conquistador Holding, Inc., a Delaware corporation, its general partner

                         By: /s/ Larry Vitale
                             --------------------------------
                         Name: Larry Vitale
                         Title: Vice President


                                       [Corporate Seal]

STATE OF FLORIDA    )
                    ) SS.:
COUNTY OF DADE      )

         The foregoing instrument was acknowledged before me this 2nd day of August, 1998 by Larry Vitale, as Vice President of Conquistador Holding, Inc., a Delaware corporation, as a general partner of EL CONQUISTADOR PARTNERSHIP L.P., a Delaware limited partnership, on behalf of said corporation, on behalf of said limited partnership. He/she is personally known to me or has produced a driver's license as identification.

                                                    /s/ Olga Duque
                                                    ----------------------------
My Commission Expires:                               Name:

                                                     Notary Public
                                                     State of Florida

                                                     [Notary Stamp/Seal]

                              CITICORP REAL ESTATE, INC., a Delaware corporation

                              By:    /s/ Michael Chlopak
                                     ---------------------------------------
                              Name:  Michael Chlopak
                              Title: Attorney-in-Fact

STATE OF FLORIDA    )
                    ) SS.:
COUNTY OF DADE      )

         The foregoing instrument was acknowledged before me this 2nd day of August, 1998 by Michael Chlopak, as Attorney-in-Fact of CITICORP REAL ESTATE, INC., a Delaware corporation, on behalf of said corporation. He/she is personally known to me or has produced a driver's license as identification.

                                                     /s/ Olga Duque
                                                     ---------------------------
My Commission Expires:                               Name:

                                                     Notary Public
                                                     State of Florida

                                                     [Notary Stamp/Seal]

                        BANCO POPULAR DE PUERTO RICO, a banking
                        corporation organized and existing under the laws of the Commonwealth of Puerto Rico, as trustee

                        By:    /s/ Luis R. Cintron
                               -----------------------------
                        Name:  Luis R. Cintron
                        Title: Senior Vice President

Affidavit No. 139 (Copy)

         Sworn to and subscribed before me by Luis R. Cintron, of legal age, married, executive and resident of Guaynabo, Puerto Rico, in his capacity as Senior Vice President of BANCO POPULAR DE PUERTO RICO, a banking corporation organized and existing under the laws of the Commonwealth of Puerto Rico, as trustee, who is personally known to me, in San Juan, Puerto Rico, this 3rd day of August, 1998.

                                            /s/ Juan Ramon Cancio
                                            ------------------------------------
                                            Notary Public

                                            PUERTO RICO INDUSTRIAL, MEDICAL,
                                            EDUCATIONAL AND ENVIRONMENTAL
                                            POLLUTION CONTROL FACILITIES
                                            FINANCING AUTHORITY, a public
                                            corporation and government
                                            instrumentality created pursuant to
                                            the laws of the Commonwealth of
                                            Puerto Rico


                                            By:    /s/ Lourdes Rovira Rizek
                                                   -----------------------------
                                            Name:  Lourdes Rovira Rizek
                                            Title: Executive Director

Affidavit No. 59

         Sworn to and subscribed before me by Lourdes Rovira Rizek, of legal age, married, executive and resident of San Juan, Puerto Rico, in her capacity as Executive Director of PUERTO RICO INDUSTRIAL, MEDICAL, EDUCATIONAL AND ENVIRONMENTAL POLLUTION CONTROL FACILITIES FINANCING AUTHORITY, a public corporation and government instrumentality created pursuant to the laws of the Commonwealth of Puerto Rico, who is personally known to me, in San Juan, Puerto Rico, this 3rd day of August, 1998.

                                            /s/ Felix R. Bello
                                            ------------------------------------
                                            Notary Public

                              THE BANK OF TOKYO-MITSUBISHI, LTD. (formerly known as The Mitsubishi Bank, Limited), a Japanese banking corporation acting through its New York Branch

                              By:    /s/ James T. Taylor
                                     -----------------------------
                              Name:  James T. Taylor
                              Title: Vice President

STATE OF NEW YORK    )
                     ) SS.:
COUNTY OF NEW YORK   )

         The foregoing instrument was acknowledged before me this 31st day of July, 1998 by James T. Taylor, a Vice President of THE BANK OF TOKYO-MITSUBISHI, LTD. (formerly known as The Mitsubishi Bank, Limited), a Japanese banking corporation acting through its New York Branch, on behalf of said corporation. He/she is personally known to me or has produced a driver's license as identification.

                                                     /s/ Lori Swedlow
                                                     ---------------------------
My Commission Expires:                               Name:

                                                     Notary Public
                                                     State of New York

                                                     [Notary Stamp/Seal]

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